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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KEMET CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

 Explanatory Note

        The sole purpose of this Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A of KEMET Corporation (the "Corporation"), as filed with the Securities and Exchange Commission on June 30, 2009 as part of the Corporation's proxy materials for its 2009 Annual Meeting of Stockholders (the "Annual Meeting") is to correct a typographical error. The third sentence of the paragraph titled "2009 Awards to Chief Executive Officer" under the caption titled "Executive Compensation—Compensation Discussion & Analysis—Elements of Compensation, Why the Corporation Chooses to Pay Each Element and the Corporation's 2009 Practices—Long-term Incentive Compensation—Fiscal Year Ended March 31, 2009 Decisions" on page 23 had mistakenly valued Mr. Loof's award of 64,618 shares of restricted stock at $259,118. The correct value of Mr. Loof's award of 64,618 shares of restricted stock should be stated as $252,656. The typographical error does not appear in printed versions of the definitive proxy statement. There are no other changes to any other parts of the Corporation's proxy materials concerning the Annual Meeting.

KEMET Corporation
Notice of
2009 Annual Meeting
of Stockholders
and
Proxy Statement

Meeting Date
July 30, 2009

Your vote is important.
Please mark, date and sign the enclosed proxy card and
promptly return it in the enclosed envelope.

KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606

June 30, 2009

Dear Stockholder:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders (the "Annual Meeting") which will be held on Thursday, July 30, 2009, at 10:30 a.m., local time, at the Westin Poinsett Hotel, 120 South Main Street, Greenville, South Carolina.

        The notice of meeting, proxy statement and proxy are included with this letter. The matters listed in the notice of meeting are more fully described in the proxy statement.

        It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

Sincerely,

Frank G. Brandenberg Chairman of the Board of Directors

KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2009 annual meeting of stockholders (the "Annual Meeting") of KEMET Corporation (the "Corporation") will be held on Thursday, July 30, 2009, at 10:30 a.m., local time, at the Westin Poinsett Hotel, 120 South Main Street, Greenville, South Carolina, to consider and take action with respect to the following matters:

  1)
  The election of three directors, each for a three-year term or until his successor is duly elected and qualified.

  2)
  The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending March 31, 2010.

  3)
  The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

        Holders of record of the Corporation's Common Stock at the close of business on June 9, 2009, are entitled to receive notice of and to vote on all matters presented at the meeting and at any adjournments or postponements thereof.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on July 30, 2009.

        The Proxy Statement and Annual Report are available at http://www.kemet.com/proxymaterials.

By order of the Board of Directors,

R. James Assaf Secretary
June 30, 2009

        Whether or not you plan to attend the meeting in person and regardless of the number of shares you own, please mark, sign and date the enclosed proxy and mail it promptly in the envelope provided to ensure that your shares will be represented. You may nevertheless vote in person if you attend the Annual Meeting. In addition, your proxy is revocable at any time before it is voted by written notice to the Secretary of the Corporation or by delivery of a later-dated proxy.

 KEMET Corporation
P.O. Box 5928
Greenville, South Carolina 29606

PROXY STATEMENT

2009 Annual Meeting of Stockholders
July 30, 2009

        This proxy statement is being furnished to the holders of common stock, par value $0.01 per share (the "Common Stock"), of KEMET Corporation (the "Corporation") in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the "Board of Directors" or "Board") for the 2009 annual meeting of stockholders (the "Annual Meeting") to be held on July 30, 2009, at the Westin Poinsett Hotel, 120 South Main Street, Greenville, South Carolina, and at any adjournments or postponements thereof.

        This proxy statement, the enclosed proxy and the Corporation's 2009 annual report to stockholders ("Annual Report") are being mailed on or about July 9, 2009 to holders of record of Common Stock at the close of business on June 9, 2009.

        When you sign and return the enclosed proxy, the individuals identified as proxies thereon will vote the shares represented by the proxy in accordance with the directions noted thereon. If no direction is indicated, the proxies will vote the shares represented thereby FOR the election of each of the directors described herein, FOR the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending March 31, 2010 and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in accordance with the recommendation of the Corporation's management.

        Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Corporation prior to the Annual Meeting or by submission of a later-dated proxy.

        Each outstanding share of Common Stock entitles the holder thereof to one vote. On June 9, 2009, the record date, there were 80,867,509 shares of Common Stock outstanding. The presence in person or by proxy of a majority of such shares of Common Stock shall constitute a quorum. Pursuant to Delaware law, abstentions are treated as present and entitled to vote, and therefore are counted in determining the existence of a quorum. Under Delaware law, broker "non-votes" are considered present but not entitled to vote, and thus will be counted in determining the existence of a quorum but will not be counted in determining whether a matter requiring approval of a majority of the shares present and entitled to vote has been approved.

        Each director nominee shall be elected to the Board of Directors by vote of the majority of the votes cast with respect to that director nominee's election at any meeting for the election of directors at which a quorum is present. The Amended and Restated By-laws of the Corporation provide that a majority of the votes cast means the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee. The affirmative vote of the majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Corporation for the fiscal year ending March 31, 2010. Abstentions will have no effect on the election of directors or ratification of KPMG LLP as the independent registered public accounting firm since only votes "For" or "Against" each such proposal will be counted. On the other hand, shares resulting in broker "non-votes," if any, while present at the meeting are not entitled to vote for such matter and will have no effect on the outcome of the vote.

 PROPOSAL TO ELECT THREE DIRECTORS

        The Corporation's Restated Certificate of Incorporation provides that the Board of Directors will consist of not more than nine nor fewer than three directors with the number of directors to be established by the Board of Directors by resolution.

        The Board of Directors is currently comprised of eight directors divided into three classes (Dr. Backes, Mr. Bedi and Mr. Loof 2009; Messrs. Paul and Swann 2010; and Messrs. Brandenberg, Borruso and Maddrey 2011). The term of each class expires in different years. The nominees for election to the Board of Directors this year are Wilfried Backes, Gurminder S. Bedi and Per-Olof Loof, all of whom are currently directors of the Corporation, and each of whom has been nominated to serve for a three-year term or until his successor is duly elected and qualified. The Board of Directors expects the nominees named above to be available for election. In case the nominees are not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors.

        Provided that a quorum is present, each director nominee will be elected at the Annual Meeting by a majority of the votes cast with respect to that director nominee's election. The Amended and Restated By-laws of the Corporation provide that a majority of the votes cast means the number of shares voted "for" a director nominee must exceed the number of votes cast "against" that director nominee. There is no right to cumulative voting as to any matter, including the election of directors.

        The following sets forth, among other matters, information as to each continuing director and each nominee for director, including age, as of June 9, 2009, principal occupation and employment during the past five years, directorships in other companies and period of service as a director of the Corporation.

        The Board of Directors recommends a vote "FOR" the re-election of each of Dr. Backes and Messrs. Bedi and Loof to the Board of Directors, each to serve for a three-year term or until his successor is duly elected and qualified.

Nominees for Board of Directors

        Dr. Wilfried Backes, 66, Director, was named such in March 2008. Dr. Backes served as Executive Vice President and Chief Financial Officer of EPCOS AG, a major public electronics company headquartered in Germany, from 2002 through his retirement in 2006. Dr. Backes previously served as Executive Vice President, Chief Financial Officer and Treasurer of Osram Sylvania, Inc. from 1992 to 2002. Prior to that time, Dr. Backes held various senior management positions with Siemens AG including the position of President and Chief Executive Officer of Siemens Components, Inc. from 1989 to 1992. He received Diplom-Volkswirt and Dr. rer. pol. Degrees from Rheinische Friedrich-Wilhelms-Universität in Bonn, Germany.

        Gurminder S. Bedi, 61, Director, was named such in May 2006. Mr. Bedi served as Vice President of Ford Motor Company from October 1998 through his retirement in December 2001. Mr. Bedi served in a variety of other managerial positions at Ford Motor Company for more than thirty years. He currently serves on the board of directors of Compuware Corporation. He earned a Bachelor of Science degree in Mechanical Engineering from George Washington University and a Masters of Business Administration degree from the University of Detroit.

        Per-Olof Loof, 58, Chief Executive Officer and Director, was named such in April 2005. Mr. Loof was previously the Managing Partner of QuanStar Group LLC, a management consulting firm. Prior thereto, he served as Chief Executive Officer of Sensormatic Electronics Corporation and in various management roles with Andersen Consulting, Digital Equipment Corporation, AT&T and NCR. Mr. Loof serves as a board member of Global Options Inc. and Devcon International Corporation. He

received a "civilekonom examen" degree in economics and business administration from the Stockholm School of Economics.

Continuing Directors

        Frank G. Brandenberg, 63, Chairman and Director, was named such in October 2003. Before his retirement in 2003, Mr. Brandenberg was a Corporate Vice President and Sector President of Northrop Grumman Corporation. Prior to joining Northrop, he previously spent 28 years at Unisys where his last position was Corporate Vice President and President, Client/Server Systems, and then later served as the President and Chief Executive Officer of EA Industries, Inc. He received a Bachelor of Science degree in Industrial Engineering and a Masters of Science degree in Operations Research from Wayne State University and completed the Program for Management Development at the Harvard Business School.

        Joseph V. Borruso, 69, Director, was named such in March 2008. Mr. Borruso is currently the President of AOEM Consultants, LLC. He served as President and Chief Executive Officer of Hella North America, a manufacturer of automotive lighting and electronics from 1999 through his retirement in 2005. Prior thereto, Mr. Borruso served in various senior management positions, most recently as Executive Vice President of Sales, for the Bosch Automotive Group N.A. from 1983 to 1999.

        E. Erwin Maddrey, II, 68, Director, was named such in May 1992. Mr. Maddrey is President of Maddrey and Associates. Mr. Maddrey was President, Chief Executive Officer, and a Director of Delta Woodside Industries, a textile manufacturer, from 1984 through June 2000. Prior thereto, Mr. Maddrey served as President, Chief Operating Officer, and Director of Riegel Textile Corporation. Mr. Maddrey also serves on the board of directors for Blue Cross/Blue Shield of South Carolina and Delta Apparel Company.

        Robert G. Paul, 67, Director, was named such in July 2006. Mr. Paul is the retired President of the Base Station Subsystems Unit of Andrew Corporation, a global designer, manufacturer, and supplier of communications equipment, services, and systems. From 1991 through July 2003, he was President and Chief Executive Officer of Allen Telecom Inc. which was acquired by Andrew Corporation during 2003. Mr. Paul joined Allen Telecom in 1970 where he built a career holding various positions of increasing responsibility including Chief Financial Officer. Mr. Paul also serves on the board of directors and audit committees for Rogers Corporation and Comtech Telecommunications Corp. He earned a Bachelor of Science degree in Mechanical Engineering from the University of Wisconsin-Madison and a Masters of Business Administration degree from Stanford University.

        Joseph D. Swann, 67, Director, was named such in October 2003. Mr. Swann is the retired President of Rockwell Automation Power Systems and a former Senior Vice President of Rockwell Automation. Mr. Swann also serves as non-executive Chairman of Integrated Power Services, LLC, a private company. He earned a Bachelor of Science degree in Ceramic Engineering from Clemson University and a Masters of Business Administration degree from Case Western Reserve University.

        There are no family relationships among the Corporation's directors or executive officers.

Information about the Board of Directors

        The Board of Directors held fifteen meetings (exclusive of committee meetings) during the fiscal year ended March 31, 2009. Each current director attended at least 75% of the number of meetings (that they were eligible to attend) held during the fiscal year ended March 31, 2009 of the Board of Directors and all committees on which such director served. The Board of Directors has not adopted a formal policy with respect to directors' attendance at annual meetings of the Corporation. All directors were in attendance at the 2008 Annual Meeting of Stockholders. In accordance with the Corporation's

Corporate Governance Guidelines, Frank G. Brandenberg, as Chairman of the Board, presided over all regularly scheduled executive sessions of the non-management directors of the Corporation. The Board of Directors has established the following permanent committees, the functions and current members of which are noted below. All of the committees of the Board of Directors operate under charters, current copies of which can be found on our website at http://www.kemet.com under "Investor Relations" where you can click on the "Corporate Governance" link for each of the committee charters.

        Audit Committee.    The Audit Committee of the Board of Directors currently consists of the following independent, non-management directors: Mr. Maddrey (Chairman of the Audit Committee), Dr. Backes and Mr. Paul. Mr. Maddrey is KEMET's "audit committee financial expert" serving on the Audit Committee within the meaning of the Securities and Exchange Commission (the "SEC") rules and regulations. In addition, both Dr. Backes and Mr. Paul also have prior financial statement experience. Mr. Maddrey has served on audit committees with other companies and Mr. Paul currently serves on the audit committees of Rogers Corporation and Comtech Telecommunications Corp. The Audit Committee, among other duties, employs the independent auditors, pre-approves all services performed by the independent auditors, reviews the internal and external financial reporting of the Corporation, reviews the scope of the independent audit, considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments and reviews services provided by the independent auditors and other disclosed relationships as they bear on the independence of the independent auditors. The Audit Committee met nine times during the fiscal year ended March 31, 2009. All members of the Audit Committee are independent as defined in the Securities Exchange Act of 1934, and the rules and regulations thereunder, as amended ("Exchange Act"), and, though not currently applicable as a result of the delisting of the Corporation's Common Stock from trading on the New York Stock Exchange (the "NYSE"), the listing rules of the NYSE.

        Compensation Committee.    The Compensation Committee of the Board of Directors currently consists of Messrs. Swann (Chairman of the Compensation Committee), Bedi, Borruso and Paul. All members of the Compensation Committee are independent within the meaning of the listing rules of the NYSE, which are not currently applicable to the Corporation as a result of the delisting of the Corporation's Common Stock from trading on the NYSE. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and grants all options to purchase Common Stock of the Corporation. The Compensation Committee met five times during the fiscal year ended March 31, 2009.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Messrs. Bedi (Chairman of the Nominating and Corporate Governance Committee), Maddrey and Swann, all of whom are independent, within the meaning of the listing rules of the NYSE (which are not currently applicable to the Corporation as a result of the delisting of the Corporation's Common Stock from trading on the NYSE). The Nominating and Corporate Governance Committee is authorized to review the Corporation's governance practices, including the composition of the Board, and to make recommendations to the Board concerning nominees for election as directors, including nominees recommended by stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Corporation's Corporate Secretary in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Corporation's bylaws relating to stockholder nominations. The Nominating and Corporate Governance Committee met four times during the fiscal year ended March 31, 2009.

        Once the Nominating and Corporate Governance Committee has identified a prospective nominee, it makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Nominating and Corporate Governance Committee with the recommendation of the prospective candidate, as well as the Nominating and Corporate Governance Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Nominating and Corporate Governance Committee determines that additional consideration is warranted, it will engage a third-party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the prospective nominee against certain standards and qualifications. The Nominating and Corporate Governance Committee selects individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Corporation's stockholders. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for diversity, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee determines the nominees who it will recommend to the Board.

        Director Independence.    During much of the fiscal year ended March 31, 2009, the Corporation was required to comply with the corporate governance standards of the NYSE, from which the Corporation's Common Stock was delisted effective January 9, 2009.

        The Board undertook its annual review of director independence in May 2009. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Corporation and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Corporation's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

        As a result of this review, the Board affirmatively determined that all of the directors, including the Chairman, Frank G. Brandenberg, are independent of the Corporation and its management within the meaning of SEC and, though not currently applicable, the NYSE rules and regulations, with the exception of Mr. Per-Olof Loof, who is considered to be a non-independent director because he is a member of the Corporation's management.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee is or has been an officer or employee of the Corporation, and no executive officer of the Corporation served on the Compensation Committee or board of directors of any entity that employed any member of the Corporation's Compensation Committee or Board of Directors. In addition, no other "compensation committee interlocks" existed during the fiscal year ended March 31, 2009.

Compensation of Directors

        In July, 2008, the Board of Directors unanimously approved the reduction of director and committee retainer fees by 10% and the reduction of Board meeting attendance fees by 25%. The Chairman of the Board of Directors is paid an annual director's fee of $54,000. Each director (other than the Chairman and any director that is employed by the Corporation) is paid an annual director's fee of $31,500. In addition, all directors (other than any director that is employed by the Corporation) receive an annual grant of 2,500 shares of restricted stock of the Corporation. Such restricted stock must be held, and cannot be sold, during the director's tenure on the Board of Directors and 90 days thereafter. No director who is a full-time employee of the Corporation is paid an annual director's fee. The Chairman of the Audit Committee of the Board of Directors receives an annual retainer of $6,750, and each member of that Committee receives an annual retainer of $4,500. The Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an annual retainer of $4,500, and each member of each of these Committees receives an annual retainer of $2,700. All directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Each director (other than any director that is employed by the Corporation) receives as additional compensation a fee of $1,125 per meeting for attendance at each meeting of the Board and for attendance at each meeting of a Committee of the Board.

Stockholder Communication with the Board of Directors

        Stockholders and other parties interested in communicating directly with the Chairman or with the non-management directors as a group may do so by writing to Chairman of the Board of Directors, KEMET Corporation, P.O. Box 5928, Greenville, South Carolina 29606.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, as amended, requires the Corporation's officers, directors and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that during the period from April 1, 2008 through March 31, 2009, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

Review, Approval or Ratification of Transactions with Related Persons

        Our directors and executive officers (and other employees) are expected to adhere to the Corporation's Code of Business Integrity and Ethics. Our Code of Business Integrity and Ethics is available free of charge on the Corporation's website at http://www.kemet.com under "Investor Relations" where you can click on the link to "Corporate Governance" and the "Code of Business Integrity and Ethics." In the event that any action arises or is proposed that would require a waiver of or a deviation from our Code of Business Integrity and Ethics, or in the event that any actual or potential conflict of interest arises involving any of our directors or executive officers, our policy requires that the matter be reported to the Corporation's management. In the event of such conflicts, the director(s) or officer(s) involved, if any, shall recuse themselves from any decision affecting their personal interests.

 PROPOSAL TO RATIFY APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors, upon recommendation by the Audit Committee, has appointed KPMG LLP as independent registered public accounting firm to examine the financial statements of the Corporation for the fiscal year ending March 31, 2010 and to perform other appropriate accounting services.

        A proposal will be presented at the Annual Meeting to ratify the appointment of KPMG LLP as the Corporation's independent registered public accounting firm. One or more members of that firm are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. During the fiscal year ended March 31, 2009, KPMG LLP served as the Corporation's independent registered public accounting firm and also provided certain tax and other audit-related services. See "Audit, Financial Information System Design and Implementation and Other Fees" on page 42. If the stockholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the meeting, other independent registered public accounting firms will be considered by the Board of Directors upon recommendation by the Audit Committee. Even if the appointment of KPMG LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Corporation and its stockholders.

        The Board of Directors recommends a vote "FOR" ratification of the appointment of KPMG LLP as the Corporation's independent registered public accounting firm for the fiscal year ending March 31, 2010.

 MANAGEMENT

        The following table sets forth information concerning our executive officers and significant employees. Executive officers serve at the request of the Board of Directors.

Name	Age	Position
Per-Olof Loof	58	Chief Executive Officer and Director
William M. Lowe, Jr.	56	Executive Vice President and Chief Financial Officer
Robert R. Argüelles	42	Senior Vice President, Operational Excellence and Quality
Conrado Hinojosa	44	Senior Vice President, Tantalum Business Group
Marc Kotelon	45	Senior Vice President, Global Sales
Charles C. Meeks, Jr.	48	Senior Vice President, Ceramic Business Group
Kirk D. Shockley	50	Vice President, Film and Electrolytic Business Group
Susan B. Barkal	46	Vice President of Corporate Quality and Chief Compliance Officer
Daniel E. LaMorte	63	Vice President and Chief Information Officer
Dr. Philip M. Lessner	50	Vice President, Chief Technology Officer and Chief Scientist
Larry C. McAdams	57	Vice President, Human Resources
Dr. Daniel F. Persico	53	Vice President, Strategic Marketing and Business Development
R. James Assaf	49	Vice President, General Counsel and Secretary
Michael W. Boone	58	Vice President and Treasurer
David S. Knox	45	Vice President and Corporate Controller

        Set forth below is information concerning our executive officers who are not directors.

Executive Officers

        William M. Lowe, Jr., Executive Vice President and Chief Financial Officer, was named such in July 2008. Mr. Lowe was previously the Vice President, Chief Operating Officer and Chief Financial Officer of Unifi, Inc., a producer and processor of textured synthetic yarns from January 2004 to October 2007. Prior to holding that position, he was Executive Vice President and Chief Financial Officer for Metaldyne, an automotive components manufacturer. He also held various financial management positions with ArvinMeritor, Inc., a premier global supplier of integrated automotive components. Mr. Lowe is a past member of the board of Holley Performance Products, Inc. He received his B.S. degree in business administration with a major in accounting from Tri-State University and is a Certified Public Accountant.

        Robert R. Argüelles, Senior Vice President, Operational Excellence and Quality, joined KEMET as such in September 2008. Mr. Argüelles previously served as Vice President and Plant Manager with Continental Automotive Systems, which followed his role as a top research and development executive in Continental's North American Chassis & Safety division. Prior to Continental Automotive, Mr. Argüelles worked at Valeo Electronics/ITT Automotive where he was the Product Line Director for Valeo's North American Sensors and Electronics product lines. Mr. Argüelles began his career serving in technical roles at Electronic Data Systems in the Delco Chassis Division. He received a Bachelor of Science degree in Mechanical Engineering, Dynamics and Controls, from Old Dominion University in Norfolk, Virginia.

        Conrado Hinojosa, Senior Vice President, Tantalum Business Group, was named such in October 2007. He joined KEMET in 1999 in the position of Plant Manager of the Monterrey 3 plant in Mexico. Mr. Hinojosa later served as the Operations Director for the Tantalum Division in Matamoros, Mexico, and was later named Vice President, Tantalum Business Group in June 2005. Prior to joining KEMET, Mr. Hinojosa held numerous manufacturing positions with IBM de Mexico and had previous experience with Kodak. Mr. Hinojosa received a Masters of Business Administration degree from

Instituto Technologico de Estudios Superiores de Monterrey and a Bachelor of Science degree in Mechanical Engineering from Universidad Autonoma de Guadalajara.

        Marc Kotelon, Senior Vice President, Global Sales, was named such in August, 2008. He joined KEMET in 1994, and has held various positions of increased responsibility in the sales area prior to the appointment to his current position. Mr. Kotelon received a Bachelor of Science degree in Electronics from Ecole Centrale d'Electronique/Paris.

        Charles C. Meeks, Jr., Senior Vice President, Ceramic Business Group, was named such in October 2007. He joined UCC/KEMET in 1983 in the position of Process Engineer, and has held various positions of increased responsibility including the positions of Plant Manager and Director of Operations, Ceramic Business Group. He was named Vice President, Ceramic Business Group in June 2005. Mr. Meeks received a Masters of Business Administration degree and a Bachelor of Science degree in Ceramic Engineering from Clemson University.

        Kirk D. Shockley, Vice President, Film and Electrolytic Business Group, was named such in April 2007. He joined UCC/KEMET in 1981 as a Production Supervisor in the Carbon Products Division. He transferred to the Electronics Division in 1984, and has held several positions of increased responsibility in the manufacturing area including the positions of AO Cap (aluminum capacitor) Project Manager and Director of Operations and General Manager for the Corporation's operations in the People's Republic of China prior to the appointment to his current position. Mr. Shockley received a Bachelor of Science degree in Industrial Management from Purdue University.

        Susan B. Barkal, Vice President of Quality and Chief Compliance Officer, was named such in December 2008. Ms. Barkal joined KEMET in November 1999, and has served as Quality Manager for the Tantalum Business Group, Technical Product Manager for all Tantalum product lines and Director of Tantalum Product Management. Ms. Barkal holds a Bachelor of Science degree in Chemical Engineering from Clarkson University and a Master of Science degree in Mechanical Engineering from California Polytechnic University.

        Daniel E. LaMorte, Vice President and Chief Information Officer, joined KEMET as such in May 2004. Prior to joining KEMET, Mr. LaMorte held numerous Information Technology positions with Keycorp, Elf Acquitaine, Fisher Scientific and U.S. Steel Corp. Mr. LaMorte had previously served as Vice President of Worldwide Marketing and Sales for Chemcut, a manufacturer of capital equipment and chemicals in the electronics industry. Prior to Keycorp, Mr. LaMorte served as Chief Information Officer at Submit Order, an E-commerce start-up in Columbus, Ohio. Mr. LaMorte holds a Bachelor of Science degree from the University of Pittsburgh and a Masters of Business Administration from Fairleigh Dickinson University.

        Dr. Philip M. Lessner, Vice President, Chief Technology Officer and Chief Scientist, joined KEMET in 1996 as a Technical Associate in the Tantalum Technology Group. He has held several positions of increased responsibility in the Technology and Product Management areas including Senior Technical Associate, Director Tantalum Technology, Director Technical Marketing Services, and Vice President Tantalum Technology prior to his appointment to his current position. Mr. Lessner received a Ph.D. in Chemical Engineering from the University of California, Berkeley and a Bachelors of Engineering in Chemical Engineering from Cooper Union.

        Larry C. McAdams, Vice President, Human Resources, joined UCC/KEMET in 1983. He previously served as the site Human Resources Manager at the Columbus, GA; Shelby, NC; and Fountain Inn, SC, plants. Since 1991, he has been assigned to the corporate human resources staff, where he was appointed a Director in 1999, Senior Director in 2002, and Vice President in 2003. Mr. McAdams received a Bachelor of Arts in Political Science from Clemson University and attended the University of South Carolina School of Law.

        Dr. Daniel F. Persico, Vice President, Strategic Marketing and Business Development, joined KEMET in November 1997, and served as Director of Tantalum Technology, Vice President of Tantalum Technology, and Vice President of Organic Process Technology. Prior to his return to KEMET in December 2006, he held the position of Executive Vice President and Chief Technology Officer of H.W. Sands Corporation, a manufacturer and distributor of specialty chemicals. Dr. Persico holds a Ph.D. in Chemistry from the University of Texas and a Bachelor of Science degree in Chemistry from Boston College.

Other Significant Employees

        R. James Assaf, Vice President, General Counsel and Secretary, joined KEMET as Vice President, General Counsel in March 2008. Prior to joining KEMET, Mr. Assaf served as General Manager for InkSure Inc., a start-up seller of product authentication solutions. He had also previously held several positions with Sensormatic Electronics Corporation, including Associate General Counsel and Director of Business Development, Mergers & Acquisitions. Prior to Sensormatic, Mr. Assaf served as an Associate Attorney with the international law firm Squire Sanders & Dempsey. Mr. Assaf received his Bachelor of Arts degree from Kenyon College and his Juris Doctor degree from Case Western Reserve University School of Law.

        Michael W. Boone, Vice President and Treasurer, was named such in July 2008. Mr. Boone joined KEMET in June 1987 as Manager of Credit and Cash Management and has previously held the positions of Senior Director of Finance and Corporate Secretary before his appointment to his current position. Mr. Boone holds a Bachelor of Business Administration degree in Banking and Finance from the University of Georgia.

        David S. Knox, Vice President and Corporate Controller joined KEMET as such in February 2008. From November 1999 through February 2008 Mr. Knox held various financial positions at Unifi, Inc. and was the Corporate Controller from August 2002 through February 2008. Mr. Knox received a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill and is a Certified Public Accountant.

 SECURITY OWNERSHIP

        As of June 9, 2009, the Corporation's issued and outstanding Common Stock consisted of 80,867,509 shares of Common Stock. The following information with respect to the outstanding shares of Common Stock beneficially owned by each director and nominee for director of the Corporation, each "named executive officer," the directors and executive officers as a group, and all beneficial owners of more than 5% of the Common Stock known to the Corporation is furnished as of June 9, 2009. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by it or him as set forth opposite its or his name.

Directors, Named Executive Officers and 5% Stockholders (1)	Number of Shares Beneficially Owned	Percent of Class
Per-Olof Loof (2)(3)	352,118	*
William M. Lowe, Jr. (2)	—	*
David E. Gable (2)(4)	6,314	*
Conrado Hinojosa (2)(5)	114,011	*
Marc Kotelon (2)(6)	84,894	*
Kirk D. Shockley (2)(7)	93,126	*
Dr. Wilfried Backes (2)	2,500	*
Gurminder S. Bedi (2)	7,500	*
Joseph V. Borruso (2)	3,600	*
Frank G. Brandenberg (2)	12,075	*
E. Erwin Maddrey, II (2)	13,787	*
Robert G. Paul (2)	13,500	*
Joseph D. Swann (2)	9,787	*
All Directors and Executive Officers as a group (19 persons) (8)	1,132,026	1.40%
Alonim Investments Inc. (9)	4,150,000	5.13%
Berg & Berg Enterprises, LLC (10)	6,762,573	8.36%
Dimensional Fund Advisors LP (11)	6,792,861	8.40%
Joseph L. Harrosh (12)	7,171,969	8.87%

*
Percentage of shares beneficially owned does not exceed one percent of class.

(1)
The table above does not reflect the issuance of a warrant on June 30, 2009, to initially purchase 80,544,685 shares of the Corporation's Common Stock (the "Closing Warrant") to K Financing, LLC, an affiliate of Platinum Equity Capital Partners II, L.P., pursuant to the terms of the Amended and Restated Credit Agreement among K Financing, LLC, the Corporation and certain of the Corporation's subsidiaries. For additional information regarding the terms of the Closing Warrant (including potential adjustments to the number of shares issuable under such warrant) please see the Corporation's Schedule TO filed with the SEC on May 5, 2009 and subsequent amendments thereto filed on May 19, June 3, June 8, June 15, June 22, June 29 and June 30, 2009.

(2)
The address of these individuals is c/o KEMET Corporation, P.O. Box 5928, Greenville, South Carolina 29606.

(3)
Includes a grant of restricted stock of 50,000 shares with a net share settlement of 12,500 shares deducted by the Corporation to satisfy Federal withholding tax obligations.

(4)
Mr. Gable resigned as an officer of the Corporation effective July 14, 2008, and resigned as an employee of the Corporation effective July 31, 2008.

(5)
The amount shown includes 107,500 shares subject to currently exercisable options. Includes a grant of restricted stock of 8,682 shares with a net share settlement of 2,171 shares deducted by the Corporation to satisfy Federal withholding tax obligations.

(6)
The amount shown includes 77,500 shares subject to currently exercisable options.

(7)
The amount shown includes 86,250 shares subject to currently exercisable options.

(8)
Excludes shares of Common Stock beneficially owned by Mr. Gable. Mr. Gable resigned as an officer of the Corporation effective July 14, 2008, and resigned as an employee of the Corporation effective July 31, 2008.

(9)
According to a Schedule 13G filed with the SEC on February 13, 2009 by Alonim Investments Inc. ("Alonim"), as of March 31, 2008, Alonim is the beneficial owner of 4,150,000 shares, as to which it has sole voting power for 4,150,000 shares and sole dispositive power for 4,150,000 shares. Alonim's address is 237 Hymus Blvd., City of Pointe Claire, Quebec, Canada H9R 5C7.

(10)
According to a Schedule 13G/A filed with the SEC on January 13, 2009 by Berg & Berg Enterprises, LLC ("BBE"), as of January 6, 2009, BBE is the beneficial owner of 6,762,573 shares, as to which it has sole voting power for 6,762,573 shares and sole dispositive power for 6,762,573 shares. BBE's address is 10050 Bandley Drive, Cupertino, CA 94014.

(11)
According to a Schedule 13G/A filed with the SEC on February 9, 2009 by Dimensional Fund Advisors LP ("Dimensional"), as of December 31, 2008, Dimensional is the beneficial owner of 6,792,861 shares, as to which it has sole voting power for 6,666,881 shares and sole dispositive power for 6,792,861 shares. Dimensional's address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(12)
According to a Schedule 13G/A filed with the SEC on January 7, 2009 by Joseph L. Harrosh, as of January 6, 2009, Harrosh is the beneficial owner of 7,171,969 shares, as to which he has sole voting power for 7,171,969 shares and sole dispositive power for 7,171,969 shares. Mr. Harrosh's address is P.O. Box 6009, Fremont, CA 94538.

 EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

        The Compensation Committee of the Board of Directors (for purposes of this analysis, the "Committee") has responsibility for establishing, implementing and continually monitoring adherence with the Corporation's compensation philosophy. The Committee ensures that the total compensation paid to the Corporation's executive officers is fair, reasonable and competitive and has a strong correlation between demonstrated financial performance and stockholder value.

        Throughout this proxy statement, we refer to the individuals who served as the Corporation's Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") during the fiscal year ended March 31, 2009, as well as the other individuals included in the Summary Compensation Table as the Corporation's "named executive officers."

Compensation Program Philosophy and Objectives

        The Corporation's executive compensation program focuses on closely aligning compensation paid to its executive officers with the performance of the Corporation on both a short-term and long-term basis, and to assist the Corporation in attracting and retaining the necessary talent needed. The Corporation's compensation objectives are to provide all employees with base salaries and benefits that are commensurate with the job position, internally equitable and externally competitive within the markets the Corporation competes for talent, including the electronics industry and the local communities in which the Corporation resides. With respect to incentive compensation, the Corporation's objective is to tie this variable compensation to the achievement of the organization's market and financial performance. As the Corporation has expanded from a North American based corporation with international sales offices to a multinational corporation with international business groups, the Corporation's compensation philosophy has evolved to attract executives with international experience and the broader skills necessary for the management of a multinational corporation. The Corporation's compensation program strives to:

  •
  support the financial objectives of the Corporation;

  •
  attract and retain the talent and skill level needed to grow the Corporation with a focus on international presence;

  •
  allow flexibility in design and administration to support the ever-changing electronics industry;

  •
  provide an externally competitive compensation structure for positions of similar skill, responsibilities, and geographic location;

  •
  provide a structure that is internally fair and equitable for the skills and knowledge required to perform each individual role; and

  •
  reward executives for performance that is aligned with both the short- and long-term objectives of the Corporation and with stockholder interests.

What the Compensation Program Is Designed to Reward

        The Corporation's compensation program is designed to align compensation with individual, team and/or organizational performance. The Committee believes that the total compensation program for executive officers is focused on enhancing corporate performance. In particular, the Committee feels that providing a proportion of compensation in the form of an annual cash bonus based on achieving certain targets based on the annual business budget will enhance corporate performance. Individual performance is evaluated, and "pay for performance" governs all base salary increases. The Committee believes that executives' incentives are aligned with stockholder value creation by tying the compensation of executive officers to stock price appreciation through annual and long-term stock incentives.

How the Corporation Structures an Executive's Total Compensation

Role of the Committee and Executive Officers

        The Committee currently consists of Messrs. Swann (Chairman of the Committee), Bedi, Borruso and Paul. Though not currently applicable (as a result of the delisting of the Corporation's Common Stock from trading on the NYSE), all members of the Committee are independent within the meaning of the listing rules of the NYSE. The Committee approves all compensation and awards to our named executive officers. The Committee annually reviews and approves the CEO's base salary, bonus range and long-term awards. Any adjustment to his base salary takes in consideration the results of his annual performance review which is conducted by the Nominating and Corporate Governance Committee. (The Nominating and Corporate Governance Committee reviews and approves the Corporate goals and objectives on which the CEO will be evaluated, ensuring that the attainment of such goals and objectives correlates with increased stockholder value, and determines the CEO's level of his achievement of such goals and objectives.) The Committee reviews management's proposals regarding the compensation of all other named executive officers, certain other executive officers and key employees and makes recommendations to the Board of Directors, with advice from and consultation with an outside advisor, where it deems appropriate. The Committee also grants all options to purchase Common Stock of the Corporation and reviews and recommends to the Board of Directors the compensation structure for the non-executive members of the Board of Directors. The Committee met five times during the fiscal year ended March 31, 2009.

        All compensation related matters of the Corporation's officers, and any non-officer who directly reports to the CEO, are first reviewed and approved by the CEO and the Vice President, Human Resources prior to submission to the Committee for final approval, except for review of compensation matters for their respective individual positions. Such compensation matters include job offers, promotions, annual merit increases, adjustments to base salary, allowances, short-term and long-term incentive income, bonuses, stock option grants, restricted stock grants, benefits provided only to highly compensated employees and separation agreements.

Outside Advisors and Peer Group Analyses

        The Committee has reviewed external market data compiled by the firm of Findley Davies, Inc. ("Findley Davies") since 2003 to examine the total cash and equity components of the compensation package that the Corporation provides to its named executive officers and non-employee directors to determine if such compensation is competitive. The role of Findley Davies is to provide third-party advice and expertise with respect to executive compensation issues. In the fiscal year ended March 31, 2009, Findley Davies examined nationwide surveys in areas where the Corporation competes for executive talent to compare the base salaries, annual incentives and bonuses, and long-term incentive and equity to those of similarly sized companies. The Committee uses this data to make adjustments to compensation paid to certain executive officers to achieve the Corporation's overall goals. Since 1992, the firm of Hay Group, Inc. (the "Hay Group") has also provided data and advice regarding various compensation related matters including U.S. salary range data, marketplace compensation data and competitiveness analysis. The information provided by the Hay Group is analyzed by Findley Davies and the Committee while reviewing the competitive nature of compensation provided to the named executive officers and non-employee directors. In connection with the appointment of William M. Lowe, Jr. as Executive Vice President and CFO, the Corporation engaged the firm of Robert Gariano & Associates ("Gariano") to conduct a search for a new CFO. At the time of engagement, the Corporation directed Gariano to identify candidates for CFO using the following criteria: (i) U.S.

public company experience with a company with a minimum revenue size of $300 million, and (ii) international experience with a manufacturing company.

        Findley Davies examined the total compensation of the named executive officers as compared against the survey and peer groups. As noted above, total compensation includes (i) base salary, (ii) annual or short-term incentives and bonuses and (iii) long-term incentives both cash-based and equity-based. In making compensation decisions with respect to staff salaries, the Committee maintains a standard pay range structure based on an external market analysis provided by Findley Davies. Pay ranges are reviewed periodically and adjustments made, as needed and within financial capabilities of the Corporation, based on the market conditions.

        The Corporation seeks to provide compensation that is in the competitive range of compensation observed in the marketplace. The Committee regularly reviews the compensation data provided in the proxy statements of AVX Corporation, EPCOS AG and Vishay Intertechnology Inc. when determining the competitiveness of the compensation for each of the named executive officers.

Other Factors

        Other factors considered when making individual executive compensation decisions include individual performance and objective performance, skill required to meet position specifications and the Corporation's need for a flexible and adaptable workforce. We believe that these factors allow us to attract and retain the executives with skills needed to manage a multinational corporation. Variable (incentive) compensation rewards may be team or individual performance based. Award criteria are statistically measurable and directly tied to the Corporation's business and strategic plan. All compensation components reflect the Corporation's international focus and provide for country national, third country national and expatriate compensation considerations.

Total Compensation

        The Committee's goal is to award compensation that is reasonable and consistent with the Corporation's philosophy and objectives regarding executive compensation when all elements of potential compensation are considered. In making decisions with respect to any element of a named executive officer's compensation, the Committee considers the total compensation that may be awarded to the officer, including the following principal components, each of which is discussed in more detail below:

  •
  annual base salary;

  •
  annual incentive bonus, the amount of which is dependent on individual, group and Corporation performance during the prior fiscal year;

  •
  long-term incentive compensation, currently in the form of restricted stock units;

  •
  perquisites and other personal benefits; and

  •
  retirement and other benefits.

        In reviewing each component of compensation and the total reward package, the Committee uses data provided by its outside advisors to review not only the level of compensation provided by the Corporation and its competition, but also the mix of compensation. The mix of compensation refers to the percentage of compensation which is allocated to each component of compensation. This allows the Committee another means of assessing the competitiveness and structure of executive compensation and ensures that the philosophies and objectives of the Corporation are being achieved.

Elements of Compensation, Why the Corporation Chooses to Pay Each Element and the Corporation's 2009 Practices

Base Salary (Fixed Compensation)

        The Corporation provides named executive officers with an annual base salary, taking into account an evaluation of positions based on the external market value, skills and responsibilities of a specific position. Each position is compared with similar positions within the Corporation and their market value to arrive at its relative ranking and value within the organization. The Corporation maintains a standard pay range structure based on an external market analysis of benchmark positions. Pay ranges are reviewed at least annually and adjustments made, as needed and within financial capabilities, based on the market movement of benchmark positions.

        Individuals can move upwards through their pay ranges based on individual performance, skill development and/or exhibited competencies needed for the position. Internal performance reviews are performed each year on all employees and are a factor in determining increases in compensation. Base pay may also be adjusted based on external market conditions or for promotions to positions of greater responsibility. Base pay increases are managed in a fiscally responsible manner and are not guaranteed.

        Fiscal Year Ended March 31, 2009 Decisions.    Among the named executive officers, with the exception of our CEO, Mr. Loof, none are employed pursuant to employment agreements. Mr. Loof's employment agreement is described under "Employment Agreements" below. As a result of operational performance and general economic considerations, in May, 2008 executive officers elected not to receive an annual increase to their base compensation for the fiscal year ended March 31, 2009, and in January, 2009, participated in a salary reduction throughout the Corporation where base salaries were reduced by 10% for the majority of salaried employees. Due to legal requirements or contractual obligations, a small group of salaried employees were excluded from this activity. Also during the fiscal year ended March 31, 2009, our CEO's compensation package was modified by the Committee as described below and in the narrative accompanying the Summary Compensation Table. In addition, in January, 2009, our other named executive officers had their annual base salaries modified as follows: Mr. Hinojosa (from $250,000 to $225,000), Mr. Kotelon (from $296,866 to $267,180) and Mr. Shockley (from $235,000 to $211,500). For purposes of presenting Mr. Kotelon's base salary above in U.S. dollars, we have used the European Central Bank ("ECB") reference rate for Swiss Francs on March 31, 2009 of CHF 1.00 to USD 0.878.

        On July 14, 2008, the Board appointed William M. Lowe, Jr. to serve as Executive Vice President and CFO. Pursuant to Mr. Lowe's employment offer letter, Mr. Lowe is entitled to an annualized base salary of $400,000. In determining Mr. Lowe's compensation package, the Committee considered Mr. Lowe's 32 years of progressive, increasing experience in various financial positions, including his most recent position in a dual role as Chief Operating Officer and Chief Financial Officer of a multinational corporation. In January, 2009, Mr. Lowe participated in the Corporation-wide 10% salary reduction, by which his base annual salary was reduced to $360,000.

        Employment Agreements.    The Corporation and Mr. Loof entered into an employment agreement on July 24, 2007, (the "Agreement"), setting forth the terms of his employment as CEO. Unless earlier terminated in accordance with the provisions thereof, the term of the Agreement is from July 24, 2007 until March 31, 2011. In addition to what is outlined below, the Agreement also restated certain elements of Mr. Loof's compensation package from his previous employment letter entered into at the time of Mr. Loof's hiring. The Board of Directors believed that it was in the best interest of the Corporation to provide Mr., Loof with a long-term contractual agreement that was competitive in the marketplace, but internally equitable based on the financial performance of the Corporation. The decision to provide certain perquisites as part of his compensation (e.g. car allowance and club memberships), in addition to base salary, was based on the Committee's review of the compensation packages of executives in similar positions at select peer companies.

        Pursuant to the terms of his employment agreement, Mr. Loof's annual base salary is $585,000 or such higher rate as the Board may determine from time to time. Effective January 1, 2009, Mr. Loof voluntarily initiated a ten percent reduction in his base salary (without waiving his right to reinstate his former base salary at his discretion) resulting in a base salary of $526,500. For purposes of all bonus targets however, this temporary base salary reduction is disregarded. Mr. Loof is eligible to participate in all of the Corporation's employee benefit programs for which senior executive employees of the Corporation and its subsidiaries are generally eligible, including health, life, retirement and disability, described under "Benefits and Perquisites." Mr. Loof is also entitled to a monthly car allowance of $2,750 (for which, effective January 1, 2009, Mr. Loof agreed to a temporary 10% reduction, resulting in a monthly allowance of $2,475), an annual financial planning allowance of $2,500 and reimbursement for dining club and country club dues.

        Mr. Loof is entitled to participate in the Corporation's short-term and long-term incentive compensation plans, which are currently the Executive Bonus Plan and 2004 Long-Term Equity Incentive Plan, respectively. Under the provisions of the 2004 Long-Term Equity Incentive Plan, Mr. Loof will be granted an award of 100,000 shares of restricted Common Stock on March 31, 2011, if either the Agreement is continued for one year or a replacement CEO is in place. The Agreement also removed the condition that required a Board approved CEO successor to be in place in order to effect the grant of 50,000 shares of restricted Common Stock of the Corporation that were granted to Mr. Loof on April 10, 2008.

        The Agreement will terminate (i) immediately upon Mr. Loof's resignation, death or disability or (ii) upon notice of termination by the Corporation at any time, with or without "cause" (as defined in the Agreement). Upon any termination by the Corporation of Mr. Loof's employment without "cause" or upon Mr. Loof's resignation with "good reason" (as defined in the Agreement) during the term of the Agreement, Mr. Loof will be entitled to receive severance payments upon specified conditions in the Agreement. Such severance payments will be equal to his base salary and target bonus for the period from the date of termination to the later of (x) March 31, 2011 or (y) two years from the date of termination.

        Under the terms of Mr. Loof's Employment Agreement, in the event of Mr. Loof's disability, Mr. Loof will be entitled to receive only his unpaid base salary through the end of the month following the date of such event and any annual bonus for a completed fiscal year that has not yet been paid.

        Under the terms of Mr. Loof's Employment Agreement, in the event of Mr. Loof's death, Mr. Loof or his heirs, as applicable, will be entitled to receive only his base salary through the end of the month following the date of such an event, plus two additional months' base salary (as provided by the historical practice of the Corporation) and any annual bonus for a completed fiscal year that has not yet been paid.

        Under the terms of Mr. Loof's Employment Agreement, if Mr. Loof is terminated by the Corporation for "cause" or is terminated upon Mr. Loof's resignation (other than for "good reason"), Mr. Loof will be entitled to receive only his unpaid base salary through the date of termination and will not be entitled to receive any other salary, compensation or benefits from the Corporation or its subsidiaries, except as otherwise specifically provided for under the Corporation's employee benefit plans or as otherwise expressly required by applicable law.

        The Agreement also contains a standard confidentiality provision as well as non-competition and non-solicitation agreements for the term of Mr. Loof's employment and for a minimum of twelve months after any termination thereof.

        Mr. Loof is also entitled to a gross-up for any taxes that may be assessed to him as a result of the operation of Section 280G ("Section 280G") of the Internal Revenue Code of 1986, as amended (the "Code").

Annual Bonus Incentives for Named Executive Officers

        Purpose.    The purpose of the Corporation's Executive Bonus Plan (the "EBP"), which was approved by the Corporation's stockholders at the 1996 Annual Meeting, is to attract and retain high quality executives, officers and employees and provide further incentives to such executives and employees to maximize the Corporation's annual operating performance and thereby increase long-term stockholder value. The goal of the EBP is to provide financial recognition for employees who have had a particularly significant impact on the results of the Corporation because of sustained high performance by the person, or as a result of one or more significant achievements.

        The EBP is administered by the Committee and provides for annual cash bonuses that are tied to individual, team and/or organizational performance. 100% of the CEO's cash bonus is determined by the Corporation's performance; for all other named executive officers, 80% of the cash bonus is determined by a combination of Corporation and business group or regional unit performance, and 20% is determined by individual performance. The Corporation performance standards are established by the Committee, and the individual performance standards are established by the CEO. The Corporation encourages such variable compensation as the preferred vehicle for performance rewards.

        Bonus awards must be for rational business reasons and approved by the Committee, and must support the Corporation's core values and business objectives, accomplish desired performance/business results and be financially affordable with rewards funded through increased productivity, revenues, and/or decreased cost.

        The EBP provides guidelines for the calculation of annual non-equity incentive based compensation, subject to Committee oversight and modification. In the first quarter of each fiscal year, management recommends to the Committee which employees shall be selected to participate in the EBP for that year and the Committee in its sole discretion designates the group of employees eligible to participate in the EBP for that year.

        The EBP includes various incentive levels, recommended by management, which are based on the participant's accountability and impact on operations of the Corporation, with target award opportunities that are established as a percentage of base salary. Generally, the Committee sets the target level for corporate financial objectives for the CEO at 100% achievement of certain strategic and operating objectives, and a combination of certain other operating objectives for the other named executive officers. For the fiscal year ended March 31, 2009, corporate financial objectives consisted of earnings per share, free cash flow and revenue targets, and business group / regional unit financial objectives also included business group gross margin or regional unit revenue and business group / regional unit operating income. Minimum and maximum objectives are set somewhat below or above the targeted objectives. In setting these levels, the Committee takes into account the market data provided by the consultants and the CEO's interpretation of the respective level of each named executive officer's individual performance, with the Committee making the ultimate decision regarding the target levels. In general, the target for each individual measurement coincides with the financial and operating target for the corresponding objective in the Corporation's annual business budget for the current fiscal year. In order for a minimum bonus payout to occur, the threshold is set at 83% to 95% of the target objective. The Committee believes that it would require a high degree of difficulty to reach the "maximum" bonus payout which is set at 110% to 120% of the target. Targeted award opportunities are 100% of base salary for the CEO (with a range of 50% of base salary if certain minimum thresholds are attained to 200% of base salary if certain maximum objectives are attained), 60% of base salary for the Corporation's Executive Vice President and CFO (with a range of 30% to 120%), 50% of base salary for the Corporation's Senior Vice President, Tantalum Business Group and for the Corporation's Senior Vice President, Global Sales (with a range of 25% to 100%), and 40% of base salary for the Corporation's Vice President, Film and Electrolytic Business Group (with a range of 20% to 80%). As reflected in the Summary Compensation Table below under "Non-Equity Incentive

Plan Compensation," only one named executive officer received a bonus payment for the fiscal year ended March 31, 2009. (Mr. Lowe received a bonus of $180,000 as provided in his offer of employment letter. Mr. Lowe's bonus was calculated at 60% of his base salary, then prorated at 75% based on his July 14, 2008 hire date.)

        If during the fiscal year external changes or other unanticipated business conditions materially affect the fairness of the corporate financial objectives of the EBP, the Committee will determine appropriate increases or decreases to the corporate financial objectives for such fiscal year.

        Within 90 days after completion of the fiscal year, the Committee reviews the performance of the Corporation as presented by the Corporation's management for each corporate financial objective of the EBP comparing the actual fiscal year results to the pre-determined minimum, target and maximum levels for each objective and an overall percentage amount for the corporate financial objectives is calculated, which is then applied to the various incentive levels to determine each participant's bonus award for that fiscal year. Payments of awards are paid in cash in a lump sum.

        Fiscal Year Ended March 31, 2009 Decisions.    For the fiscal year ended March 31, 2009, the CEO, Mr. Loof's maximum bonus payable was two times his annual base salary (a maximum bonus of $1.170 million). Based on the financial performance of the Corporation in the fiscal year ended March 31, 2009, Mr. Loof did not meet the minimum threshold for receipt of a bonus payment.

        Three of the four remaining named executive officers, Messrs. Hinojosa, Kotelon and Shockley, did not meet the minimum threshold for receipt of a bonus payment based on the financial performance of the Corporation for the fiscal year ended March 31, 2009. Mr. Lowe received a bonus of $180,000 as provided in his offer of employment letter. Mr. Lowe's bonus was calculated at 60% of his base salary, then prorated at 75% based on his July 14, 2008 hire date.

Long-term Incentive Compensation

        Purpose.    The long-term incentive program provides a periodic award (typically annual) that is performance-based. The objective of the program is to provide executives of the Corporation with significant additional incentive to promote the financial success of the Corporation and to attract talented leadership. The current long-term incentive plan for the named executive officers, other executive officers and certain other key employees utilizes restricted stock performance units.

        1992 Key Employee Stock Option Plan.    The 1992 Key Employee Stock Option Plan (the "1992 Option Plan") calls for stock options to be granted with exercise prices of not less than fair market value of the Corporation's stock on the date of grant, provided that if an option is granted to a person who owns, on the grant date, stock possessing more than 10% of the total combined voting power of all classes of the Corporation's stock, such options may only be granted with exercises prices of not less than 110% of the fair market value of the Corporation's stock on the date of grant. The stock options granted under the 1992 Option Plan cliff vest in two years, based on continued employment, with the exception that upon a change of control all options become immediately vested and exercisable. All options granted must be exercised within 10 years after the grant date. Exercise rights cease upon the expiration date of the option or the termination date of the holder, except that if the termination is without cause and the option is currently exercisable at the time of termination, such holder has the right to exercise such option for 90 days after the date of termination. In the event of a death or permanent disability, the right to exercise all unexpired installments of an option are accelerated and accrued as of the date of such departure and the option will be exercisable for 90 days after such date. If there is any change in the stock subject to an option or in the corporate structure of the Corporation, through stock dividend, stock split, combination, share exchange, merger or consolidation, or any similar occurrence, the terms of an option (including, without limitation, the number and kind of shares subject to the option and the exercise price) may be adjusted by the Committee, which shall be effective upon approval by the Board of Directors.

        1995 Executive Stock Option Plan.    The 1995 Executive Stock Option Plan (the "1995 Option Plan") provides for option grants on substantially identical terms as the 1992 Option Plan. However, under the 1995 Option Plan, no option granted to any person subject to, or who becomes subject to, Section 16 of the Securities Exchange Act of 1934, as amended, shall become exercisable within six months of the applicable grant date, except in the case of death or permanent disability of the holder. In addition, and subject to certain restrictions, any person holding options granted under the 1995 Option Plan at the time of their retirement shall have the right to exercise such options for three years after their date of retirement.

        2004 Long-Term Equity Incentive Plan.    The 2004 Long-Term Equity Incentive Plan is administered by the Committee, which has the right to, among other things, determine who may participate in the plan and determine the form and substance of grants made under the 2004 Long-Term Equity Incentive Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made. Pursuant to the 2004 Long-Term Equity Incentive Plan, a performance-based long-term incentive plan ("LTIP") was created which established overlapping two-year performance cycles, or "segments." In May 2006, the first segment of the LTIP was established for the fiscal year 2007-fiscal year 2008 period. In May 2008, participants of the fiscal year 2007-fiscal year 2008 segment were awarded a number of vested shares of restricted stock based upon the Corporation's performance with respect to an earnings per share target and a stock price appreciation target measured against a peer company index over the two-year period. In May 2007, the second segment of the LTIP was established for the fiscal year 2008-fiscal year 2009 period. This segment was subsequently cancelled by unanimous agreement of all participants due to the fact the targets became unachievable. In May 2008, the third segment of the LTIP was established for the fiscal year 2009-fiscal year 2010 period. Participants will be awarded a number of vested shares of restricted stock based upon the Corporation's performance with respect to an earnings per share target over the two-year period. For fifteen of the thirty-two participants in the fiscal year 2009-fiscal year 2010 LTIP segment (which includes each of the named executive officers except Mr. Lowe), these performance awards will vest and become payable if a change in control of the Corporation occurs prior to July 27, 2011, at a level of payout equal to the greater of (i) the target amount payable or (ii) the amount payable based upon the actual performance of the Corporation through the date of the change in control. Subject to certain adjustments, an aggregate of 4,000,000 shares of the Corporation's stock may be issued pursuant to the 2004 Long-Term Equity Incentive Plan. As of March 31, 2009, 313,817 shares of Common Stock were available for grant under the 2004 Long-Term Equity Incentive Plan.

        In the fiscal year ended March 31, 2007, in connection with changes to our 2004 Long-Term Equity Incentive Plan, to assess the competitiveness of our named executive officers' compensation, the Committee reviewed market data provided by Findley Davies from the most recent proxy statement then available for each of the following peer organizations:

• Amphenol Corporation	• Methode Electronics Inc.
• AVX Corporation	• Molex Inc.
• Baldor Electric Co.	• Park Electrochemical Corporation
• C&D Technologies Inc.	• Spectrum Control Inc.
• CTS Corporation	• TB Woods Corporation
• EPCOS AG	• Thomas & Betts Corporation
• Fairchild Semiconductor International Inc.	• JDS Uniphase Corporation /CA/
• Greatbatch, Inc.	• Vishay Intertechnology Inc.
• International Rectifier Corporation	• MEMC Electronic Materials Inc.

        Stock Options.    The Committee may from time to time grant to eligible participants incentive stock options, non-qualified stock options, stock appreciation rights ("SARs") (as discussed below) or any combination thereof; provided that the Committee may grant incentive stock options only to eligible employees of the Corporation (as defined for this purpose in Section 424(f) of the Code). In any one calendar year, the Committee shall not grant to any one participant options or SARs to purchase a number of shares of Common Stock in excess of 10% of the total number of shares authorized under the 2004 Long-Term Equity Incentive Plan. In connection with the hiring of Mr. Loof as CEO in 2005, this 10% limit was modified by the Board of Directors.

        Exercise Price.    The exercise price of each option shall be established by the Committee, except that in the case of the grant of any incentive stock option, the exercise price may not be less than 100% of the fair market value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any incentive stock option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Corporation, the exercise price may not be less than 110% of the fair market value of a share of Common Stock as of the date of grant of the option.

        Term of Options.    Except for options issued in the fiscal year ended March 31, 2005, which cliff vested in one year, options issued under the 2004 Long-Term Equity Incentive Plan cliff vest in two years and expire ten years from the grant date. No incentive stock option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its subsidiaries shall be exercisable more than five years from the date it is granted.

        Stock Appreciation Rights.    No SAR may be exercised unless the fair market value of a share of the Corporation's stock on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, any options to which the SARs correspond. Prior to the exercise of the SAR and delivery of the cash and/or shares represented thereby, the participant shall have no rights as a stockholder with respect to shares covered by such outstanding SAR (including any dividend or voting rights).

        SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

        Upon the exercise of a SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the fair market value of a share of stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of shares as to which the SAR is exercised. All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the fair market value on a share of stock on that date exceeds the exercise price of the SAR or any related option, as applicable. A SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

        The Corporation has not issued any SARs and does not currently anticipate issuing SARs in the foreseeable future.

        Termination; Forfeiture.    If a named executive officer ceases employment with the Corporation due to death or disability, all of the participant's options and SARs shall become fully vested and exercisable and shall remain so for a period of 90 days from the date of such death or disability, but in no event after the expiration date of the options or SARs; provided that in the event of a disability, the participant does not engage in competition during such 90-day period unless he or she received written consent to do so from the Board of Directors or the Committee. In the event that a named executive officer retires from the Corporation, all of the participant's vested options and SARs shall remain exercisable for a period of three years from the date of retirement or until the options and SARs expire, whichever date occurs first.

        If a named executive officer is terminated for cause, all of the participant's options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable. If employment is terminated by reason other than death, disability, retirement or cause, (A) all of the participant's options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in competition during such 90-day period unless he or she receives written consent to do so from the Board of Directors or the Committee, and (B) all of the participant's options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

        Restricted Stock.    The Committee may at any time grant shares of restricted stock under the 2004 Long-Term Equity Incentive Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee), and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares that are part of the grant.

        The participant will be required to pay the Corporation the aggregate par value of any shares of restricted stock within ten days of the date of grant, unless such shares of restricted stock are treasury shares. Except as set forth below, restricted shares must be held, and cannot be sold, during the tenure of employment and 90 days thereafter. Except as otherwise provided by the Committee, immediately prior to a change in control or at such time as a named executive officer ceases employment due to death, disability or retirement during any period of restriction, all restrictions on shares granted to such participant shall lapse. At such time as a named executive officer ceases employment, except for cause, all shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Corporation. In the event the restriction has lapsed, then the named executive officer may retain the shares of restricted stock and sell them at any time following ninety (90) days from the date of termination.

        Performance Awards.    Performance awards may be granted to participants at any time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant and the appropriate period over which performance is to be measured (a "performance segment"). Performance awards may include (i) specific dollar-value target awards, (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance shares, the value of each such share being equal to the fair market value of a share of Common Stock. The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.

        The Committee shall establish performance goals and objectives for each of the LTIP performance segments on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the participant, the Corporation or its subsidiaries or divisions or any combination of the foregoing. During any of the LTIP performance segments, the Committee shall have the authority to adjust the performance goals and objectives for such segment for any reasons as it deems equitable.

        The Committee shall determine the portion of each LTIP performance award that is earned by a participant on the basis of the Corporation's performance over the LTIP performance segment in relation to the performance goals for such segment. The earned portion of a performance award may be paid out in shares, cash, other company securities, or any combination thereof, at the sole discretion of the Committee.

        A participant must be employed by the Corporation at the end of the LTIP performance segment in order to be entitled to payment of a performance award issued in respect of such segment; provided, however, that except as otherwise determined by the Committee, if a participant ceases employment upon his or her death, retirement, or disability prior to the end of the performance segment, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the LTIP performance segment and the Corporation's performance over that portion of such segment.

        Change in Control.    With the exception of the CEO, if a named executive officer is terminated within one year after a change in control of the Corporation, all of the participant's options and SARs shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination, but in no event after the expiration date of the options or SARs. In addition, the Committee has authority to grant options that become fully vested and exercisable automatically upon a change in control, whether or not the grantee is subsequently terminated.

        Fiscal Year Ended March 31, 2009 Decisions.    In the fiscal year ended March 31, 2009, the Committee awarded shares of restricted stock to certain named executive officers for the fiscal year 2007—fiscal year 2008 plan segment pursuant to the 2004 Long-Term Equity Incentive Plan described above, resulting in the awards identified in the Grants of Plan Based Awards Table. These restricted stock awards were earned by the named executive officers for having achieved the performance criteria for a partial award. The performance criteria was determined at the beginning of the measurement period and required a specific threshold to be obtained before any award could be earned. There was also a maximum award that could have been earned, if all targets had been met. The fiscal year 2008-fiscal year 2009 plan segment pursuant to the 2004 Long-Term Equity Incentive Plan was cancelled unanimously by all participants due to the fact that the performance objectives could not be obtained.

        2009 Awards to Chief Executive Officer.    Under the 2004 Long-Term Equity Incentive Plan, Mr. Loof generally has the potential to receive an award of up to 100% of his annual base salary (the "Target Award"), which is subject to a multiplier equal to 2.0 times the Target Award, in each case if the target financial metrics are met or are exceeded by defined parameters. (The maximum award payable for the two-year period (fiscal year 2009 and fiscal year 2010) is, therefore, 2.0 times Mr. Loof's annual base salary. For the fiscal 2007-2008 performance period, Mr. Loof earned an award of 64,618 shares of restricted stock valued at $252,656.) Unless certain minimum performance standards are met, there is no award payable under this plan.

        2009 Awards to Other Named Executive Officers.    The other named executive officers generally have the potential to receive an award of 50% to 100% (depending on the level of the named executive officer) of his annual base salary (the "Executive Officer Target Award"), which is subject to a multiplier equal to 0.525, 0.75 or 1.125 times the Executive Officer Target Award (depending on the level of the named executive officer), in each case if the target financial metrics are met or are exceeded by defined parameters. (The maximum award payable for the two year period (fiscal year 2009 and fiscal year 2010) is, therefore, 0.525, 0.75 or 1.125 times the named executive officers' annual base salary.) Unless certain minimum performance standards are met, there is no award payable under this plan. The award, if earned, will be payable in shares of restricted stock of the Corporation. The long-term incentive plan also includes a provision that will allow a portion of the award to be retained by the Corporation, with the Corporation using such amount to pay all tax liabilities incurred by the named executive officer in connection with his earning the award.

        In 2005, the Corporation's executive management team was provided a stock option grant for a two-year period (fiscal year 2006 and fiscal year 2007). Because Mr. Loof did not participate in this grant, the Committee determined that it was appropriate to provide Mr. Loof with a one-year incentive opportunity to more closely align the elements of his compensation package with those of the executive management team. Accordingly, a grant of up to 50,000 shares of restricted stock for the achievement of certain non-quantitative achievements during the fiscal year ended March 31, 2007 was included in Mr. Loof's fiscal year ended March 31, 2007 compensation package. Those shares of restricted stock were granted on May 8, 2007. As provided in his original offer of employment and his subsequent Agreement, Mr. Loof has received four separate grants of 50,000 shares of restricted stock on May 6, 2006, April 4, 2007, April 20, 2008 and April 6, 2009, respectively, with such grants intended to coincide with the anniversary of Mr. Loof's joining the Corporation on April 4, 2005. Restricted stock granted to the CEO vests immediately, but cannot be exercised while Mr. Loof is employed by the Corporation. The weighted-average contractual term on restricted stock is indefinite. The Corporation records the value of the stock grant by multiplying the shares granted by the grant price (set on the day in which the grant is made). This amount is recorded as compensation expense during the vesting period.

        Stock Ownership Guidelines.    To directly align the interests of the named executive officers and directors with the interests of the stockholders, the Committee established guidelines stipulating whereby each named executive officer and director should maintain a minimum ownership interest in the Corporation. The amount to be retained varies depending upon the named executive officer's position. The CEO is to own and retain a minimum number of shares totaling in value five times his annual base salary while all other named executive officers are to own and retain a minimum number of shares totaling in value no less than three times his base salary (in the case of Messrs. Lowe, Hinojosa and Kotelon) and one times his base salary (in the case of Mr. Shockley). Non-management directors are to own and retain a minimum number of shares totaling in value three times their annual retainer. The time period during which such minimum number of shares is to be acquired and retained is five years from the later of (i) April 1, 2006 or (ii) the year in which such executive officer or director was hired or retained.

        As persons with access to material non-public information regarding the Corporation, our named executive officers like all of our employees and directors are restricted in their ability to trade our securities in accordance with applicable law and the guidelines contained in our Code of Business Integrity and Ethics, which is available at http://www.kemet.com under "Investor Relations."

Benefits and Perquisites

        The Corporation provides named executive officers with perquisites and other personal benefits that the Corporation and the Committee believe are reasonable and consistent with the overall executive compensation program to better enable the Corporation to attract and retain superior employees for key positions. The Committee periodically reviews the level of perquisites and other personal benefits provided to named executive officers. With the primary exception of club memberships, named executive officers receive perquisites and benefits that are substantially the same as those offered to other officers of the Corporation. The primary perquisites for Mr. Loof are two club memberships, financial planning services and a $2,475 monthly car allowance; for Mr. Lowe, a club membership, financial planning services and a $900 monthly car allowance; for Mr. Hinojosa, financial planning services and a $900 monthly car allowance; for Mr. Kotelon, the use of a company car; and for Mr. Shockley, financial planning services and use of a company car. For Messrs. Kotelon and Shockley, the Corporation assumes all expenses for the lease payment, maintenance, insurance, and operating costs associated with the company car.

        Named executive officers participate in our other benefit plans on the same terms as other employees. These plans include medical, vision and dental insurance, life and disability insurance, and flexible spending accounts relating to health care. With the exception of Mr. Kotelon who is not a U.S.

employee and therefore not eligible, the named executive officers also participate in the Corporation's 401(k) retirement savings plan, which is discussed below under "Severance, Retirement and Change in Control Benefits." In addition, the named executive officers, with the exception of Mr. Kotelon, are eligible to participate in a supplemental long-term disability payment plan (which is designed to bridge the shortfall between 60% of their base salary and their actual base salary). Three of our named executive officers (Messrs. Lowe, Hinojosa and Shockley) have also each received a life insurance policy in the amount of $1.0 million. For additional information on the benefits and/or perquisites available to named executive officers, see the text following the Summary Compensation Table, the All Other Compensation Table and the Perquisites Table below.

Severance, Retirement and Change in Control Benefits

        On July 28, 2008, the Corporation entered into Change in Control Severance Compensation Agreements (the "Change in Control Severance Agreements") with the named executive officers and certain other officers and key employees. The Change in Control Severance Agreements are scheduled to expire on July 27, 2011. Pursuant to these agreements, the named executive officers are entitled to severance benefits in the event their employment with the Corporation is terminated under certain circumstances following a change in control, as well as accelerated vesting of performance awards granted under the 2004 Long-Term Equity Incentive Plan and a "gross-up" for any excise tax imposed by operation of Code Section 4999 on amounts that constitute "excess parachute payments" under Code Section 280G. Compared to the prior change in control and severance agreement, the Change in Control Severance Agreements increased the percentage of ownership by an acquiring entity or group required to trigger the agreements from 15 percent to 25 percent of the (a) then outstanding shares of Common Stock of the Corporation, or (b) combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of Corporation directors.

        Such Change in Control Severance Agreements were a result of a determination by the Board of Directors that it was important and in the best interests of the Corporation and its stockholders to ensure that, in the event of a possible change in control of the Corporation, the stability and continuity of management would continue unimpaired, free of the distractions incident to any such change in control.

        Under the Change in Control Severance Agreements between the Corporation and Messrs. Loof and Lowe, each is entitled to receive an amount equal to thirty-six times the sum of (a) monthly base salary and (b) the monthly amount of the annual target incentive bonus due each such officer following termination after a Change in Control (as defined in the Change in Control Severance Agreements). Messrs. Hinojosa and Shockley are each entitled to receive thirty times the sum of (a) monthly base salary and (b) the monthly amount of the annual target incentive bonus due each named executive officer following termination after a Change in Control. Mr. Kotelon is entitled to receive twenty-four times the sum of (a) his monthly base salary and (b) the monthly amount of his annual target incentive bonus following termination after a Change in Control. In addition, under the Change in Control Severance Agreements, the Corporation is obligated to do the following: maintain all life insurance, medical plans and programs in which the named executive officers participate for a period of eighteen months following the date of termination or until such time as the executive officer first becomes eligible for the same type of coverage under another employer's plan, whichever is earlier; pay all reasonable legal fees and expenses incurred by each such named executive officer as a result of his termination; and pay the costs of reasonable outplacement services, up to a maximum of $15,000, until each such named executive officer is employed on a full-time basis. Messrs. Loof, Lowe, Hinojosa, Kotelon and Shockley are not entitled to such benefits if their termination is for Cause (as defined in the Change in Control Severance Agreements), is initiated by the named executive for other than Good Reason (as defined in the Change in Control Severance Agreements), or is due to the death, retirement or disability of the named executive.

        Under the Change in Control Severance Agreements, the vesting of any performance awards under the 2004 Long-Term Equity Incentive Compensation Plan which are made after April 16, 2007 shall be accelerated to the next whole year following the date of the change in control as determined under the change in control agreement. Such awards shall be payable in an amount equal to the greater of (x) the actual performance of the Corporation through the date of the change in control compared to the plan target, up to the maximum amount payable under the plan or (y) the target amount payable under the plan for such period.

        Subject to certain exceptions, if any of the named executive officers is deemed to be a "specified employee" within the meaning of Code §416(i) and Proposed Treasury Regulation §1.409A-a(i), no payments will be made under the change in control agreement before the date that is six months after the termination (or, if earlier, the date of death) of the executive officer. In such case, all payments to which the executives are entitled during the first six months shall be accumulated and paid on the first day of the seventh month following such termination.

        Deferred Compensation Plan for Key Managers.    With the exception of Mr. Kotelon, the named executive officers, in addition to certain other U.S.-based eligible executives, are entitled to participate in the Deferred Compensation Plan for Key Managers. Pursuant to the terms of the Deferred Compensation Plan for Key Managers, participants can defer up to 75% of total compensation during any fiscal year. The Corporation will match an amount equal to 100% of the first six percent of compensation that a participant elects to defer. Benefits under the Executive Compensation Deferral Program will be paid no earlier than at the beginning of the year following the executive's retirement or termination. Named executive officers can participate in either the Deferred Compensation Plan for Key Managers or the Corporation's 401(k) retirement savings plan or both; however, the aggregate match provided by the Corporation under both plans cannot exceed six percent of compensation in any given calendar year. As a result of operational performance and general economic considerations, on January 1, 2009, the Corporation match for all executive deferrals to the Deferred Compensation Plan for Key Managers and all executive and other employee deferrals to the 401(k) retirement savings plan was suspended with Board approval.

Tax and Accounting Implications

        When consistent with the compensation philosophy discussed above, the Committee seeks to structure its compensation programs such that compensation paid thereunder will be tax deductible by the Corporation to the maximum extent possible. Section 162(m) of the Code limits the deductibility of compensation paid or accrued by public corporations to a corporation's chief executive officer and four other most highly compensated executive officers in excess of $1,000,000 as of the end of the fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met, including if the compensation is paid pursuant to qualified performance-based compensation plans approved by our stockholders. The Committee structured the Executive Bonus Plan, approved by the Corporation's stockholders at the 1996 Annual Meeting, to comply with these tax law requirements in order to be fully deductible for federal income tax purposes. However, in order to ensure competitive levels of total compensation for its executive officers, the Committee may approve compensation that will not meet these requirements.

 Report of the Compensation Committee

        We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on such review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in KEMET's Annual Report on Form 10-K for the year ended March 31, 2009.

Submitted by:	Joseph D. Swann, Chairman Gurminder S. Bedi Joseph V. Borruso Robert G. Paul Members of the Committee

        Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Committee Report shall not be incorporated by reference into any such filings.

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation earned by each of the named executive officers for each of the last three fiscal years. When setting total compensation for each of the named executive officers, the Committee reviews a matrix which shows the executive's current compensation, including equity and non-equity based compensation.

Name and Principal Position	Year	Salary ($) (1)		Bonus ($)	Stock Awards ($) (2)		Options Awards ($) (2)		Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All-Other Compensation ($) (3)		Total ($)
Per-Olof Loof	2009	570,375		—	216,000	(4)	—		—		—		65,216		851,591
Chief Executive Officer	2008	585,000		—	1,163,922		—		117,000	(5)	—		135,861	(2)	2,001,783	(4)
	2007	552,000		—	632,185		—		1,104,000		—		94,632		2,382,817
William M. Lowe, Jr. (6)	2009	276,957		—	—		41,686	(7)	180,000	(8)	—		32,881		531,524
Executive Vice President
and Chief Financial
Officer
David E. Gable (9)	2009	116,667		—	—		—		—		—		403,754		520,421
Former Exec. Vice	2008	308,908		—	118,854		40,075		42,000	(5)	—		60,922		570,759
President and Chief	2007	266,475		—	44,170		160,300		270,300		—		49,105		790,350
Financial Officer
Conrado Hinojosa	2009	243,750		—	—		—		—		—		20,950		264,700
Senior Vice President,	2008	220,567		—	41,306	(10)	20,038		—		—		27,995		309,906
Tantalum Business	2007	185,500		—	15,351		80,150		122,720		—		14,429		418,150
Group
Marc Kotelon (11)	2009	299,892		—	—		—		—		34,492	(12)	27,760		362,144
Senior Vice President, Global Sales
Kirk D. Shockley	2009	226,208	(13)	—	—		—		—		—		130,680		356,888
Vice President, Film & Electrolytic Business Group

(1)
With the exception of Mr. Gable, amounts reflected under "Salary" for the fiscal year ended March 31, 2009 include a 10% salary reduction effective January, 2009.

(2)
Amounts reflected under the "Stock Awards" and "Option Awards" columns represent the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R (disregarding forfeitures related to service based vesting conditions).

(3)
See the All Other Compensation Table and related footnotes for further discussion of the amounts under this column.

(4)
Amount reflects a grant of 50,000 shares of restricted Common Stock of the Corporation that were granted to Mr. Loof on April 10, 2008 pursuant to his Employment Agreement.

(5)
These bonus amounts were earned but voluntarily forfeited by Messrs. Loof and Gable during the fiscal year ended March 31, 2008.

(6)
Mr. Lowe was appointed Executive Vice President and CFO on July 14, 2008.

(7)
Mr. Lowe received a grant of 100,000 options as provided in his offer of employment letter.

(8)
Mr. Lowe received a bonus of $180,000 as provided in his offer of employment letter. Mr. Lowe's bonus was calculated at 60% of his base salary, then prorated at 75% based on his July 14, 2008 hire date.

(9)
Mr. Gable resigned as an officer of the Corporation effective July 14, 2008, and resigned as an employee of the Corporation effective July 31, 2008.

(10)
In the Corporation's proxy statement for the fiscal year ended March 31, 2008, the amount reported for this item included $15,351 which should have been reported for the fiscal year ended March 31, 2007 in accordance with FAS 123R.

(11)
For purposes of presenting in U.S. dollars, for each applicable fiscal year we have used the 12-month average of the ECB month-end reference rates for Swiss Francs, which is based on the regular daily concertation procedure between central banks within and outside the European System of Central banks, which normally takes place at 2:15 p.m., ECB time, each business day. The ECB reference rate used above for the fiscal year ended March 31, 2009 is CHF 1.00 to USD 0.90499; for the fiscal year ended March 31, 2008, the rate is CHF 1.00 to USD 0.87149; and for fiscal year ended March 31, 2007, the rate is CHF 1.00 to USD 0.81200.

(12)
For purposes of presenting the change in pension value from March 31, 2008 to March 31, 2009 in U.S. dollars, we have used the ECB reference rate for Swiss Francs, which is based on the regular daily concertation procedure between central banks within and outside the European System of Central banks, which normally takes place at 2:15 p.m., ECB time, each business day. The ECB reference rate used above for March 31, 2008 is CHF 1.00 to USD 1.0047; and for March 31, 2009, the rate is CHF 1.00 to USD .8783.

(13)
Includes $27,707 in wages withheld for estimated foreign taxes, net of (i) actual tax payments made by the Corporation on behalf of Mr. Shockley, and (ii) tax and other gross-up payments (including cost of living adjustments) made by the Corporation to Mr. Shockley.

        Employment Arrangements.    With the exception of our CEO, Mr. Loof, we do not have formal employment agreements with any of our executive officers. Mr. Loof's compensation and other arrangements are set forth in an employment agreement entered into on July 24, 2007. The details of Mr. Loof's employment agreement are described below.

        Per-Olof Loof.    Effective April 4, 2005, Per-Olof Loof was named as the Corporation's CEO. On July 24, 2007, the Corporation entered into an employment agreement with Mr. Loof. This agreement is described more fully under "Employment Agreements" in the "Executive Compensation" section. The Committee set Mr. Loof's base salary at $585,000 for the fiscal year ended March 31, 2009. Effective January 1, 2009, Mr. Loof voluntarily initiated a ten percent reduction in his base salary (without waiving his right to reinstate his former base salary at his discretion) resulting in a base salary of $526,500. For purposes of all bonus targets however, this temporary base salary reduction is disregarded. For the fiscal year ended March 31, 2008, Mr. Loof was also eligible to receive an annual bonus in the amount of $117,000 pursuant to the EBP. Mr. Loof voluntarily forfeited this bonus amount. In addition, the Corporation (i) granted options to purchase 500,000 shares of Common Stock to Mr. Loof under the 2004 Long-Term Equity Incentive Plan, which options were subject to performance-based vesting or vesting in the event of a change in control, and (ii) agreed to grant 200,000 shares of restricted stock to Mr. Loof in four equal annual installments with the first such grant occurring on April 4, 2006, which shares of restricted stock will be vested upon grant thereof. In addition, the grant dates of the shares of restricted stock will accelerate upon a change in control of the Corporation. Other components of Mr. Loof's compensation include an automobile allowance in the amount of $2,750 per month (for which, effective January 1, 2009, Mr. Loof agreed to a temporary 10% reduction, resulting in a monthly allowance of $2,475), an annual financial planning allowance of $2,500 and reimbursement for dues associated with two club memberships.

        Pursuant to the EBP, Mr. Loof has the potential to receive a bonus of up to 100% of his annual base salary (the "Target Bonus"), which is subject to a multiplier equal to 2.0 times the Target Bonus, in each case if the target financial metrics are met or are exceeded by defined parameters. (The maximum bonus payable for the fiscal year ended March 31, 2009 is, therefore, 2.0 times Mr. Loof's annual base salary.)

 GRANTS OF PLAN-BASED AWARDS TABLE

        The table below summarizes the total of each grant of an award made to a named executive officer in the fiscal year ended March 31, 2009.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
												Grant Date Fair Value of Stock and Option Awards ($) (2)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)				Closing Price on Grant Date ($/Sh)
Per-Olof Loof	05/05/08	58,500	585,000	1,170,000	—	—	—	—	—	—	—	—
	05/05/08	—	—	—	70,144	140,144	280,576	—	—	4.17	4.17	1,170,002
William M. Lowe, Jr. (3)	07/14/08	24,000	240,000	480,000	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—
David E. Gable (4)	—	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—
Conrado Hinojosa	05/05/08	6,250	125,000	250,000	—	—	—	—	—	—	—	—
	05/05/08	—	—	—	22,482	44,964	67,446	—	—	4.17	4.17	281,250
Marc Kotelon	05/05/08	7,602	152,038	307,077	—	—	—	—	—	—	—	—
	05/05/08	—	—	—	13,572	27,145	40,717	—	—	4.17	4.17	169,790
Kirk D. Shockley	05/05/08	4,700	94,000	188,000	—	—	—	—	—	—	—	—
	05/05/08	—	—	—	14,089	28,177	42,266	—	—	4.17	4.17	176,249

(1)
Messrs. Loof, Gable, Hinojosa, Kotelon and Shockley have agreed to cancel any performance award which would have been payable pursuant to the terms of the Long-Term Equity Incentive Plan for the fiscal year 2008-fiscal year 2009 period ("LTIP") regardless of whether the target financial metrics are met. Under the terms of this agreement, each of the aforementioned executives has agreed that they shall not be entitled to any replacement award for such cancellation. The Cancellation Agreement became effective in July, 2008.

(2)
See Note 11 (Stock-Based Compensation) to the Corporation's consolidated financial statements included in the Corporation's Annual Report on Form 10-K for the assumptions made in determining the values in accordance with SFAS No. 123R.

(3)
Mr. Lowe was appointed Executive Vice President and CFO on July 14, 2008.

(4)
Mr. Gable resigned as an officer of the Corporation effective July 14, 2008, and resigned as an employee of the Corporation effective July 31, 2008.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

        The table below summarizes the awards under the Corporation's equity incentive plans for each named executive officer outstanding as of the end of the fiscal year ended March 31, 2009.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name (1)	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#) (2)	($) (3)
Per-Olof Loof (4)	—	500,000	—	8.05	(4)	—	—	70,144	17,536
William M. Lowe, Jr. (5)	—	100,000	—	2.77	07/14/2018	—	—	—	—
David E. Gable (6)	—	—	—	—	—	—	—	—	—
Conrado S. Hinijosa	50,000	—	—	6.82	06/21/2015	—	—	22,482	5,621
	10,000	—	—	7.76	10/29/2014	—	—	—	—
	15,000	—	—	12.77	10/24/2013	—	—	—	—
	5,000	—	—	9.03	11/15/2012	—	—	—	—
	5,000	—	—	16.53	11/21/2011	—	—	—	—
	5,000	—	—	17.50	11/30/2010	—	—	—	—
	7,500	—	—	14.50	10/20/2009	—	—	—	—
	10,000	—	—	11.50	08/02/2009	—	—	—	—
Marc Kotelon	50,000	—	—	6.82	06/21/2015	—	—	13,572	3,393
	5,000	—	—	7.76	10/29/2014	—	—	—	—
	7,500	—	—	12.77	10/24/2013	—	—	—	—
	3,750	—	—	9.03	11/15/2012	—	—	—	—
	2,500	—	—	16.53	11/21/2011	—	—	—	—
	3,750	—	—	17.50	11/30/2010	—	—	—	—
	5,000	—	—	14.50	10/20/2009	—	—	—	—
Kirk D. Shockley	10,000	—	—	7.25	10/24/2015	—	—	14,089	3,522
	50,000	—	—	6.82	06/21/2015	—	—	—	—
	10,000	—	—	7.76	10/29/2014	—	—	—	—
	7,500	—	—	12.77	10/24/2013	—	—	—	—
	5,000	—	—	9.03	11/15/2012	—	—	—	—
	2,500	—	—	16.53	11/21/2011	—	—	—	—
	1,250	—	—	17.50	11/30/2010	—	—	—	—

(1)
For a description of the vesting of each of the awards below refer to "Compensation Discussion & Analysis—Long-term Incentive Compensation" above.

(2)
The shares for the named executive officers' are based on the Threshold only.

(3)
Computed based upon the closing market price of our Common Stock on the over-the-counter bulletin board on March 31, 2009.

(4)
Mr. Loof received a grant of 500,000 options as provided in his March 2005 offer of employment letter. These options expire at the earlier of (i) April 4, 2015, or (ii) the third year following Mr. Loof's retirement.

(5)
Mr. Lowe was appointed Executive Vice President and CFO on July 14, 2008. Mr. Lowe received a grant of 100,000 options as provided in his offer of employment letter.

(6)
Mr. Gable resigned as an officer of the Corporation effective July 14, 2008, and resigned as an employee of the Corporation effective July 31, 2008. Mr. Gable's stock options expired on October 29, 2008.

 OPTION EXERCISES AND STOCK VESTED TABLE

        The table below provides information regarding each exercise of stock options and each vesting of stock, including restricted stock units and shares of restricted stock, during the fiscal year ended March 31, 2009 for each of the named executive officers.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise $	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Per-Olof Loof	—	—	114,618	468,656
William M. Lowe, Jr. (3)	—	—	—	—
David E. Gable (4)	—	—	13,609	53,211
Conrado Hinojosa	—	—	6,512	25,462
Marc Kotelon	—	—	7,394	28,911
Kirk D. Shockley	—	—	4,793	18,741

(1)
Amounts reflect vested shares of restricted stock awarded on May 16, 2008 for the LTIP fiscal year 2007-fiscal year 2008 segment based upon the Corporation's performance with respect to an earnings per share target and a stock price appreciation target measured against a peer company index over the two-year period. For Mr. Loof, amount also includes grant of 50,000 shares of restricted Common Stock of the Corporation that were granted to Mr. Loof on April 10, 2008 pursuant to his Employment Agreement.

(2)
Based on the closing price of the Corporation's Common Stock on the NYSE on May 16, 2008, the date on which the vested RSU awards were settled, except for the 50,000 shares of restricted Common Stock granted to Mr. Loof on April 10, 2008, the value of which is based on the closing price of the Corporation's Common Stock on the NYSE on April 10, 2008.

(3)
Mr. Lowe was appointed Executive Vice President and CFO on July 14, 2008.

(4)
Mr. Gable resigned as an officer of the Corporation effective July 14, 2008, and resigned as an employee of the Corporation effective July 31, 2008.

PENSION BENEFITS TABLE

        The table below sets forth information regarding pension benefits for a certain named executive officer for the fiscal year ended March 31, 2009.

	PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2) (3)	Payments During Last Fiscal Year ($) (4)
Marc Kotelon	Swiss Life Collective "BVG" Foundation	5.5	251,820	—

(1)
Reflects the number of years of service credited to the named executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Corporation's audited financial statements for the last completed fiscal year.

(2)
Reflects the actuarial present value of the named executive officer's accumulated benefit under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the Corporation's audited financial statements for the last completed fiscal year.

(3)
For purposes of presenting in U.S. dollars, we have used the ECB reference rate for Swiss Francs on March 31, 2009, which is based on the regular daily concertation procedure between central banks within and outside the European System of Central banks, which normally takes place at 2:15 p.m., ECB time, each business day. The ECB reference rate used above is CHF 1.00 to USD 0.8783.

(4)
Reflects the dollar amount of any payments and benefits paid to the named executive officer during the Corporation's last completed fiscal year.

 NONQUALIFIED DEFERRED COMPENSATION TABLE

        The table below provides information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings/(Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (2)
Per-Olof Loof	17,111	23,715	(101,441)	—	190,499
William M. Lowe, Jr. (3)	—	—	—	—	—
David E. Gable (4)	7,000	3,656	(89,793)	159,673	—
Conrado Hinojosa	—	—	(17,042)	—	24,514
Marc Kotelon	—	—	—	—	—
Kirk D. Shockley	18,372	4,800	(8,012)	—	18,124

(1)
Amount represents the annual match for the fiscal year ended March 31, 2009 which was accrued during the fiscal year and credited to each individual's deferred compensation account in April 2009. These amounts are reported in the Summary Compensation Table.

(2)
These amounts include deferred executive contributions of Messrs. Loof and Hinojosa previously reported in the Corporation's proxy statements for prior fiscal years in the amounts of $153,833 for Mr. Loof and $9,079 for Mr. Hinojosa.

(3)
Mr. Lowe was appointed Executive Vice President and CFO on July 14, 2008.

(4)
Mr. Gable resigned as an officer of the Corporation effective July 14, 2008, and resigned as an employee of the Corporation effective July 31, 2008.

 DIRECTOR COMPENSATION TABLE

        The table below provides information concerning the compensation of the Corporation's directors for the fiscal year ended March 31, 2009. The table below does not include information with respect to the Corporation's Chief Executive Officer, Mr. Loof, as he is also a named executive officer of the Corporation. Mr. Loof is not compensated for his service as a director of the Corporation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Wilfried Backes	64,773	580	(2)	—	—	—	—	65,353
Gurminder S. Bedi	71,019	5,515	(3)	—	—	—	—	76,534
Joseph V. Borruso	58,666	580	(4)	—	—	—	—	59,246
Frank G. Brandenberg	100,875	5,515	(5)	—	—	—	—	106,390
E. Erwin Maddrey, II	77,726	5,515	(6)	—	—	—	—	83,241
Robert G. Paul	79,475	5,515	(7)	—	—	—	—	84,990
Joseph D. Swann	74,225	5,515	(8)	—	—	—	—	79,740

(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended March 31, 2009 in accordance with FAS 123R for the following stock option grants: 2,500 restricted shares of Common Stock with a grant date fair value of $18,375 granted on July 26, 2007 to each of Messrs. Bedi, Brandenberg, Maddrey, Paul and Swann; and 2,500 restricted shares of Common Stock with a grant date fair value of $1,275 granted on November 10, 2008 to each of Messrs. Backes, Bedi, Borruso, Brandenberg, Maddrey, Paul and Swann.

(2)
The aggregate number of stock awards held by Dr. Backes as of March 31, 2009 was 2,500 shares of KEMET Corporation restricted stock. Dr. Backes was named a Director of the Corporation in March, 2008.

(3)
The aggregate number of stock awards held by Mr. Bedi as of March 31, 2009 was 7,500 shares of KEMET Corporation restricted stock. Mr. Bedi was named a Director of the Corporation in May, 2006.

(4)
The aggregate number of stock awards held by Mr. Borruso as of March 31, 2009 was 2,500 shares of KEMET Corporation restricted stock. Mr. Borruso was named a Director of the Corporation in March, 2008.

(5)
The aggregate number of stock awards held by Mr. Brandenberg as of March 31, 2009 was 12,075 shares of KEMET Corporation restricted stock. Mr. Brandenberg was named Chairman and a Director of the Corporation in October, 2003.

(6)
The aggregate number of stock awards held by Mr. Maddrey as of March 31, 2009 was 9,787 shares of KEMET Corporation restricted stock. Mr. Maddrey was named a Director of the Corporation in 1992.

(7)
The aggregate number of stock awards held by Mr. Paul as of March 31, 2009 was 7,500 shares of KEMET Corporation restricted stock. Mr. Paul was named a Director of the Corporation in July, 2006.

(8)
The aggregate number of stock awards held by Mr. Swann as of March 31, 2009 was 9,787 shares of KEMET Corporation restricted stock. Mr. Swann was named a Director of the Corporation in October, 2003.

        The Corporation uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Corporation considers the significant amount of time that directors expend in fulfilling their duties to the Corporation as well as the skill-level required by the Corporation of members of the Board of Directors. In setting director compensation, the Committee examined compensation of directors at manufacturing companies with revenues comparable to the Corporation. None of the non-employee directors participate in a defined benefit plan or non-qualified deferred compensation plan sponsored or contributed to by the Corporation.

Compensation of Non-Employee Directors

        In July, 2008, the Board of Directors unanimously approved the reduction of director and committee retainer fees by 10% and the reduction of Board meeting attendance fees by 25%. The Chairman of the Board of Directors is paid an annual director's fee of $54,000. Each director (other than the Chairman and any director that is employed by the Corporation) is paid an annual director's fee of $31,500. In addition, all directors (other than any director that is employed by the Corporation) will receive an annual grant of restricted stock of the Corporation, which may not be sold until at least six months after such person has ceased to be a director of the Corporation. For the fiscal year ended March 31, 2009, each director (other than any director that is employed by the Corporation) received the grant of 2,500 shares of restricted stock in November, 2008 which are subject to one year cliff vesting, with the exception that vesting is accelerated upon a change in control.

        The Chairman of the Audit Committee of the Board of Directors receives an annual retainer of $6,750, and each member of that Committee receives an annual retainer of $4,500. The Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an annual retainer of $4,500, and each member of each of these Committees receives an annual retainer of $2,700. All directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings. Each director (other than any director that is employed by the Corporation) receives as additional compensation a fee of $1,125 per meeting for attendance at each meeting of the Board and for attendance at each meeting of a Committee of the Board.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

        The tables below describe the compensation and benefits payable to each of our named executive officers in the following circumstances:

  •
  termination without cause or for good reason in the absence of a change of control;

  •
  termination without cause or for good reason in connection with a change of control;

  •
  voluntary resignation;

  •
  death; or

  •
  disability

        The amounts shown assume that termination of employment or a change in control occurred as of March 31, 2009, and estimate certain amounts which would be paid to our named executive officers upon the specified event. Due to the number of factors that affect the nature and amounts of compensation and benefits provided upon the events discussed below, the actual amounts estimated to be paid or distributed may be different. Factors that could greatly affect these amounts include the timing during the year of any such event and the Corporation's stock price.

        The table quantifies and the accompanying footnotes describe the compensation and benefits that are paid in addition to compensation and benefits generally available to salaried employees. Examples of compensation and benefits generally available to salaried employees, and thus not included below, are distributions under the Corporation's 401(k) retirement savings plan, accrued vacation pay, and vested equity.

	Before Change in Control	After Change in Control (1)
Name	Termination w/o Cause or for Good Reason (1) ($)	Termination w/o Cause or for Good Reason (2)(3) ($)	Voluntary Termination ($)	Death (4) ($)	Disability ($)
Per-Olof Loof	2,368,654	3,545,072	—	97,500	—
William M. Lowe, Jr. (5)	400,000	1,919,998	—	66,667	—
David E. Gable (6)	—	—	—	—	—
Conrado Hinojosa	250,000	948,741	—	41,667	—
Marc Kotelon (7)	296,866	897,074	—	—	—
Kirk D. Shockley	235,000	829,524	—	39,167	—

(1)
This benefit is payable pursuant to Corporation policy, except for Mr. Loof whose payment is paid pursuant to the terms of his Agreement.

(2)
The value of the unvested equity awards which would be accelerated (with and without termination) was determined utilizing a per share price of $0.25, which was the closing price of the Corporation's stock on March 31, 2009.

(3)
These amounts include the benefit payable pursuant to the Change in Control Severance Agreements, the value of the unvested equity awards which would be accelerated upon a Change in Control, and does not include any 280G "gross-up."

(4)
This benefit is payable pursuant to historical practice of the Corporation.

(5)
Mr. Lowe was appointed Executive Vice President and CFO on July 14, 2008.

(6)
Mr. Gable resigned as an officer of the Corporation effective July 14, 2008, and resigned as an employee of the Corporation effective July 31, 2008.

(7)
For purposes of presenting in U.S. dollars, we have used the ECB reference rate for Swiss Francs on March 31, 2009, which is based on the regular daily concertation procedure between central banks within and outside the European System of Central banks, which normally takes place at 2:15 p.m., ECB time, each business day. The ECB reference rate used above is CHF 1.00 to USD 0.878.

        Separation Pay Policy for Executives.    Generally, unless a named executive officer and the Corporation have entered into an agreement that provides differently, when a person's employment with the Corporation terminates, any vested but unexercised stock options issued under the 1992 Option Plan must be exercised within 90 days of termination or they are forfeited. A named executive officer who is eligible for retirement and has vested but unexercised options issued under each of the 1995 Option Plan or 2004 Long-Term Equity Incentive Plan must exercise vested options within the three year period following the date of termination or they are forfeited. That person is entitled to a payment equal to their monthly base salary for a period not to exceed 12 months and health benefits and a car allowance for a period not to exceed six months if their separation from the Corporation is involuntary. Compensation and benefits cease at the earliest of employment in any capacity except as prohibited under the Non-Competition Agreement, violation of the Non-Competition Agreement or at the end of the prescribed period.

        If any participant in the EBP terminates employment with the Corporation by reason of death, total or permanent disability or voluntary retirement, that participant's bonus award will be based on (i) the actual base salary paid through the date of termination or transfer, as reduced by (ii) the incentive levels to determine the target award opportunity and multiplied by (iii) the applicable corporate financial objective. If a participant is terminated for any other reason, including voluntary and involuntary termination prior to the approval of an award under the EBP, such person shall not be entitled to an award with respect to such fiscal year. However, the CEO may recommend and the Committee may approve that such participant receive an award under the EBP with respect to such fiscal year.

 ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites and Other Personal Benefits ($)	Tax Reimbursements ($)	Insurance Premiums ($)	Corporate Contributions to Retirement and 401(k) Plans ($)	Severance Payments/ Accruals ($)	Expatriate Incentives ($)	Total ($)
Per-Olof Loof	2009	43,950	37	—	21,229	—	—	65,216
	2008	45,374	37	—	90,451	—	—	135,862
	2007	61,512	—	—	33,120	—	—	94,632
William M. Lowe, Jr. (1)	2009	24,081	—	—	8,800	—	—	32,881
David E. Gable (2)	2009	11,586	511	1,863	7,000	382,794	—	403,754
	2008	20,066	—	2,443	38,413	—	—	60,922
	2007	17,670	11	2,239	29,185	—	—	49,105
Conrado Hinojosa	2009	12,276	—	1,632	7,042	—	—	20,950
	2008	6,564	705	1,507	19,219	—	—	27,995
	2007	1,128	2,444	1,347	9,510	—	—	14,429
Marc Kotelon	2009	27,760	—	—	—	—	—	27,760
Kirk D. Shockley	2009	76,053	—	2,533	10,908	—	41,186	130,680

(1)
Mr. Lowe was appointed Executive Vice President and CFO on July 14, 2008.

(2)
Mr. Gable resigned as an officer of the Corporation effective July 14, 2008, and resigned as an employee of the Corporation effective July 31, 2008.

 PERQUISITES TABLE

Name	Year	Car Allowance/ Company Car ($)	Financial Planning/Legal Fees ($)		Club Dues ($)		Expatriate Reimbursements ($)	Other Perquisites ($)	Total Perquisites and Other Personal Benefits ($)
Per-Olof Loof	2009	31,590	2,500		7,457		—	2,403	43,950
	2008	32,400	2,500		8,503		—	1,971	45,374
	2007	32,400	5,000	(1)	22,978	(2)	—	1,134	61,512
William M. Lowe, Jr. (3)	2009	8,309	—		15,454	(4)	—	318	24,081
	2008	—	—		—		—	—	—
	2007	—	—		—		—	—	—
David E. Gable (5)	2009	4,000	—		6,314		—	1,272	11,586
	2008	12,000	—		8,066		—	—	20,066
	2007	12,000	750		4,920		—	—	17,670
Conrado Hinojosa	2009	11,700	—		300		—	276	12,276
	2008	6,177	—		275		—	112	6,564
	2007	501	—		275		—	352	1,128
Marc Kotelon	2009	27,760	—		—		—	—	27,760
Kirk D. Shockley	2009	7,000	—		—		69,053	—	76,053

(1)
Amount includes two years of financial planning services, both of which were paid in the fiscal year ended March 31, 2007.

(2)
Amount includes a one-time initiation fee of $18,500.

(3)
Mr. Lowe was appointed Executive Vice President and CFO on July 14, 2008.

(4)
Amount includes a one-time transfer fee of $9,150 for the transfer of Mr. Gable's club membership to Mr. Lowe.

(5)
Mr. Gable resigned as an officer of the Corporation effective July 14, 2008, and resigned as an employee of the Corporation effective July 31, 2008.

 REPORT OF AUDIT COMMITTEE

        The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States). The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors' independence from management and the Corporation including the matters in written disclosures required by the Independence Standards Board Number 1 and considered the compatibility of non-audit service with the auditors' independence.

        For the fiscal year ended March 31, 2009 audit, the Audit Committee discussed with the Corporation's independent registered public account firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Corporation's internal control over financial reporting and the overall quality of the Corporation's financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the fiscal year ended March 31, 2009 be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2009 for filing with the SEC.

AUDIT COMMITTEE E. Erwin Maddrey, II, Chairman Robert G. Paul Wilfried Backes

Audit, Financial Information System Design and Implementation and Other Fees

        Fees Paid to KPMG LLP.    The aggregate fees billed for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal years ended March 31, 2008 and 2009 and the reviews of the financial statements included in the Corporation's Forms 10-Q for the fiscal years then ended were $2.0 million and $2.5 million, respectively.

        There were no fees billed for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by KPMG LLP for the fiscal years ended March 31, 2008 and 2009.

        The aggregate fees billed for assurance and related professional services rendered in the fiscal years ended March 31, 2008 and 2009 by KPMG LLP that are reasonably related to the performance of the services described above under the heading "Audit Fees" were $498,000 and $27,500, respectively. In the fiscal year ended March 31, 2009, these services related primarily to an audit of the Corporation's U.S. employee savings plan. In the fiscal year ended March 31, 2008, these services related to (i) due diligence procedures and other acquisition related activities related to the Corporation's acquisition of Evox Rifa Group Oyj and Arcotronics Italia S.p.A. ($347,000), (ii) comfort letter and registration statement review in connection with the Corporation's planned issuance of convertible debt (which ultimately was not issued) in the fiscal year ended March 31, 2008 ($110,000), (iii) other matters pertaining to the Corporation's acquisition of the tantalum business unit of EPCOS AG ($21,000), and (iv) an audit of the Corporation's U.S. employee savings plan ($20,000).

        The aggregate fees billed for professional services rendered by KPMG LLP in the fiscal years ended March 31, 2008 and 2009 for tax compliance, tax advice and tax planning were $40,000 and $67,000, respectively.

        The aggregate fees billed for services rendered by KPMG LLP, other than for the services described under the headings "Audit Fees," "Financial Information Systems Design and Implementation Fees," "Audit-Related Fees" and "Tax Fees" above were $29,000 for the fiscal year ended March 31, 2008. No such fees were incurred for the fiscal year ended March 31, 2009.

        All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's Audit Policies provide for pre-approval of all audit, audit-related and tax services and, in addition, individual engagements must be separately approved. These policies authorize the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

 OTHER BUSINESS

        At the date of this proxy statement, the Corporation has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in accordance with the recommendation of the Corporation's management.

 STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

        From time to time, stockholders present proposals which may be proper subjects for consideration at the Annual Meeting. To be considered for inclusion in the proxy statement, proposals must be submitted on a timely basis. Proposals for the 2010 Annual Meeting, which is expected to be held on July 29, 2010, must be received by the Corporation no later than March 2, 2010 and must otherwise comply with the SEC's rules, to be considered for inclusion in our proxy materials relating to the 2010 Annual Meeting.

        In addition, the Corporation's Amended and Restated By-Laws establish advance notice procedures as to (1) business to be brought before an annual meeting of stockholders other than by or at the direction of the Board of Directors and (2) the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. Any stockholder who wishes to submit a proposal to be acted upon at next year's annual meeting or who proposes to nominate a candidate for election as a director must submit such notice in compliance with such procedures.

        Any such proposals, as well as any questions related thereto, should be timely submitted in writing to the Secretary of the Corporation at the address below. The Secretary must receive this notice no later than May 1, 2010.

        Notice of a proposal must include:

  (i)
  as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

  (ii)
  (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees.

        Notice of a nomination must include:

  (i)
  as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act and such person's written consent to serving as a director if elected; and

  (ii)
  (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to solicit or participate in the solicitation of proxies in favor of such proposal or nominee or nominees.

        You may contact our Secretary at our principal executive offices for a copy of the relevant provisions of the Corporation's Amended and Restated By-Laws regarding the requirements for making stockholder proposals and nominating director candidates.

 ADDITIONAL INFORMATION

        This solicitation is being made by the Corporation. All expenses of the Corporation in connection with this solicitation will be borne by the Corporation. In addition to the solicitation by mail, proxies may be solicited by directors, officers and other employees of the Corporation by telephone, in person or otherwise, without additional compensation. The Corporation will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Corporation's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

        The Corporation will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Secretary of the Corporation at the address below. In addition, copies of the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as the Corporation's Corporate Governance Guidelines and Code of Business Integrity and Ethics, are available for viewing at the Corporation's website at http://www.kemet.com under "Investor Relations" where you can click on the link to "Corporate Governance" for a link to these documents or upon written request directed to the Secretary of the Corporation. Please complete the enclosed proxy and mail it in the enclosed postage-paid envelope as soon as possible.

By order of the Board of Directors,

R. James Assaf Secretary

KEMET CORPORATION
P.O. Box 5928
Greenville, South Carolina 29606
June 30, 2009

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. P.O. Box 5928 Greenville, South Carolina 29606 2009 Annual Meeting of Stockholders Solicited by the Board of Directors The undersigned hereby appoints PER-OLOF LOOF and R. JAMES ASSAF, and each of them, proxies, with full power of substitution, and revocation, acting by a majority of those present and voting or, if only one is present and voting then that one, to vote the stock of KEMET Corporation which the undersigned is entitled to vote, at the 2009 Annual Meeting of Stockholders scheduled to be held July 30, 2009, and at any adjournments or postponements thereof, with all the powers the undersigned would possess if present, with respect, to the matters on the reverse side. Your shares will be voted as directed herein. If the proxy is signed and no direction is given for any Item, it will be voted FOR the nominees listed and FOR Item 2. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Proxy — KEMET Corporation

<STOCK#> 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 2 4 7 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 012N1C 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below D Please sign exactly as your name(s) appear(s) hereon. If the securities are jointly owned, both owners should sign. Full title of one signing in representative capacity should be clearly designated after signature. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + C Non-Voting Items A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed (term expires in 2012). For Against Abstain 2. The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending March 31, 2010. Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Wilfried Backes 02 - Gurminder S. Bedi 03 - Per-Olof Loof 1. Nominees: B Proposal — The Board of Directors recommends a vote FOR Proposal 2. For Against Abstain For Against Abstain For Against Abstain

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Explanatory Note
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
KEMET Corporation P.O. Box 5928 Greenville, South Carolina 29606 PROXY STATEMENT 2009 Annual Meeting of Stockholders July 30, 2009
PROPOSAL TO ELECT THREE DIRECTORS
PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MANAGEMENT
SECURITY OWNERSHIP
EXECUTIVE COMPENSATION
Report of the Compensation Committee
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
OPTION EXERCISES AND STOCK VESTED TABLE
PENSION BENEFITS TABLE
NONQUALIFIED DEFERRED COMPENSATION TABLE
DIRECTOR COMPENSATION TABLE
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
ALL OTHER COMPENSATION TABLE
PERQUISITES TABLE
REPORT OF AUDIT COMMITTEE
OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
ADDITIONAL INFORMATION